Exhibit 3
                                                                       ---------

                             SHAREHOLDERS AGREEMENT


     SHAREHOLDERS AGREEMENT, dated as of March 30, 2001, by and among (a) Grupo Iusacell, S.A. de C.V., a corporation organized under the laws of Mexico with its principal office located at Prolongacion Paseo de la Reforma 1236 (Penthouse), Colonia Santa Fe, Delegacion Cuajimalpa, Mexico, D.F. 05348 (the "Corporation"), (b) Bell Atlantic Latin America Holdings, Inc., a Delaware corporation with its principal office located at 1310 North Court House Road, Arlington, VA 22201 ("BALAH"), (c) Bell Atlantic International, Inc., a Delaware corporation with its principal office located at 1310 North Court House Road, Arlington, VA 22201 ("BAII"), (d) Bell Atlantic New Zealand Holdings, Inc., a Delaware corporation with its principal office located at 1310 North Court House Road, Arlington, VA 22201 ("BANZHI"), and (e) Vodafone Americas B.V., a limited liability company duly organized under the laws of the Netherlands with its principal office located at Max Euwelaan 61, 3062 MA Rotterdam, The Netherlands ("Vodafone"). Capitalized terms not otherwise defined shall have the meanings set forth in Section 1.1 hereof.

                                   WITNESSETH:

     WHEREAS, pursuant to the terms and conditions of the Purchase and Sale Agreement, Vodafone is to purchase shares representing thirty-four and fifty-three hundredths percent (34.53%) of the corporate capital (capital social) of the Corporation for a purchase price in excess of U.S.$250,000; and

     WHEREAS, it is a condition precedent to Vodafone's obligations under the Purchase and Sale Agreement that Vodafone enter into a joint venture, shareholders or similar agreement with BALAH, BAII, BANZHI and any other Affiliate of Verizon that owns shares in the Corporation, in order to establish certain governance rights of the parties in the Corporation, as well as certain other agreements among them; and

     WHEREAS, the parties hereto desire to enter into this Shareholders Agreement in order to set forth their rights, duties and obligations with respect to the control and management of the Corporation and to set forth certain other agreements; and

     WHEREAS, by the Effective Date of this Agreement, the bylaws of the Corporation and of each of its Subsidiaries will have been amended to the extent possible under Mexican law and/or regulation to reflect the governance and managerial provisions hereof.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     1.1  Defined  Terms.  In addition to the terms  defined  elsewhere  in this
          --------------
Agreement, the following terms shall have the meanings set forth for them below when used herein:

     "Accountants" means (whether one or more) such firm or firms of independent certified public accountants as shall be engaged from time to time by the Corporation or any Subsidiary.

     "Affiliate" means, when used with reference to a specific Person, any Person that at the time of determination of Affiliate status directly or indirectly, whether through one or more intermediaries, controls, is controlled by or is under common control with such specific Person; provided, however, that
                                                         --------  -------
without limiting the foregoing, for purposes of this Agreement the Corporation, the Subsidiaries and Vodafone are deemed to be Affiliates of each other, and the Corporation, the Subsidiaries, BALAH, BAII and BANZHI are deemed to be Affiliates of each other. For purposes of this Agreement, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

     "Agreement" means this Shareholders Agreement, as originally executed and, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

     "Annual Plan" means, collectively, the annual operating and capital budgets and business plan of the Corporation and the Subsidiaries.

     "Board of Directors" means the Board of Directors of the Corporation.

     "Business Day" means any day other than a Saturday, Sunday or federal holiday for national banks in Mexico.

     "Bylaws" means the estatutos sociales of the Corporation, as in effect on the Effective Date and as thereafter amended from time to time.

     "Committee" means any committee of the Board of Directors.

     "Concession" means any concession, permit, license, approval or authorization granted by any Governmental Entity to the Corporation or any of its Subsidiaries, or any amendment to or renewal of any of the foregoing, that permits the Corporation or such Subsidiary to engage in the Telecommunications Business or a related business.

     "Contract" means (a) any written lease, agreement, contract, commitment or license or (b) any enforceable understanding or enforceable oral lease, agreement, contract, commitment or license.

     "Corporation Officer" means an Officer of the Corporation (including, without limitation, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Director General and the Chief Operating Officer of the Corporation). For purposes of this Agreement, an individual shall be deemed a "Corporation Officer" or an "Officer of the Corporation" if he meets the definition of "Officer" with respect to the Corporation, notwithstanding the fact that he is not formally elected as an officer within the meaning of the Bylaws or the LGSM.

     "Covered Obligations" means the obligations of the Vodafone Shareholder Group set forth in Section 3.1(a) hereof to (a) elect the Vodafone Series A Director, if applicable, from among those Persons proposed to the Vodafone Shareholder Group by the Verizon Shareholder Group in writing and remove and replace the Vodafone Series A Director as and when, and only as and when, directed in writing by Verizon in the event that the Vodafone Shareholder Group beneficially owns Series V Shares representing less than ten percent (10%) of the Corporation's total capital, and
(b) elect the Verizon Series V Director from among those Persons proposed to the Vodafone Shareholder Group by the Verizon Shareholder Group in writing and remove and replace the Verizon Series V Director as and when, and only as and when, directed in writing by Verizon in the event that the Vodafone Shareholder Group beneficially owns Series V Shares representing ten percent (10%) or more of the Corporation's total capital.

     "Directors" means the Series A Directors and/or the Series V Directors.

     "Effective Date" means the date the Closing (as defined in the Purchase and Sale Agreement) takes place.

     "estatutos sociales" means the corporate organizational and governance documents bearing such name under Mexican legal principles.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     "Executive Committee" means the Executive Committee of the Board of Directors established pursuant to Section 3.1(c) hereof or pursuant to the Bylaws.

     "Extraordinary Shareholders Meeting" means an asamblea general extraordinaria de accionistas of the Corporation, held in accordance with Articles 182, 190, 191 and any other applicable provisions of the LGSM, as well as the applicable provisions of the Bylaws.

     "GAAP" means generally accepted accounting principles, applied on a consistent basis.

     "Governmental Entity" means any nation or sovereign entity, or any state, territory, possession, county, municipality or other subdivision thereof, or any court, tribunal, department, commission, ministry, agency, board, bureau, dependency or other instrumentality thereof (including, without limitation, all functionaries and representatives thereof acting in their official or authorized capacity).

     "Indebtedness" of any Person means all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon a Person's balance sheet as liabilities (other than trade payables and operating lease payables, tax liabilities, employee profit sharing and seniority premium liabilities, and commitments and contingencies (as determined in accordance with GAAP)) and shall include, in any event and without limitation, (a) indebtedness for borrowed money, (b) indebtedness incurred or assumed in connection with the acquisition of assets, (c) liabilities secured by any Lien on property owned or acquired by such Person, whether or not the liability secured thereby shall have been assumed by such Person, (d) capitalized lease obligations and (e) all guarantees by such Person of Indebtedness of another Person.

     "LGSM" means the Ley General de Sociedades Mercantiles of Mexico, as amended from time to time.

     "Lien" means, whether absolute, accrued, contingent or otherwise, any mortgage, lien, lease, pledge, encumbrance, charge, restriction, security interest, judgment lien, claim, license, easement, purchase option, call or similar right of a third party, preemptive right of a third party, right of a third party under any voting or shareholder agreement or other restriction, proxy, limitation on voting rights or adverse claim.

     "Material" as to any matter relating to the Corporation or any Subsidiary means a matter (including, without limitation, any act, omission, occurrence, transaction, event, obligation, breach of obligation, situation or governmental action) the effect of which to the Corporation and the Subsidiaries (taken as a whole, and including the business, assets, operations, results of operations or financial condition thereof) in the event of the occurrence or non-occurrence of such matter (whether individually or together with any related or similar matters) is, or could reasonably be expected to be, more than U.S.$5,000,000.

     "Mexican GAAP" means GAAP, as applied in Mexico.

     "Mexico" means the United Mexican States.

     "Officer" (whether or not such term is capitalized) means an individual with significant responsibilities for operations or policy making duties for any Person that is not an individual.

     "Person" (whether or not such term is capitalized) means any individual, partnership, corporation, limited liability company, joint venture, trust, business trust, Governmental Entity, union, association, instrumentality, commission or other entity.

     "Prospectus" means a prospectus within the meaning of the Securities Act or its closest equivalent under the securities laws of a country other than the United States.

     "Purchase and Sale Agreement" means that certain Conditional Purchase and Sale Agreement dated as of January 5, 2001, by and among Vodafone Group Plc and certain other Persons pursuant to which Vodafone is to purchase shares of the Corporation's corporate capital, as the same may be amended from time to time.

     "Region" means each of the nine geographic regions in Mexico for which concessions to provide wireless telephony services have been granted.

     "Registrable Securities" means any and all of (a) the Shares beneficially owned as of the Effective Date by the Verizon Shareholder Group and Vodafone, for so long as such Shares are held (i) by BAII, BALAH, BANZHI or Vodafone or
(ii) by any Affiliate of Verizon or Vodafone to which such Shares are Transferred pursuant to Section 6.2 hereof, and (b) any other securities issued or issuable with respect to any such Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise which are held by a Person described in clause (a) above; provided, however,
                                                             --------   -------
that to the extent such securities to be received are convertible or exercisable into stock of the issuer thereof, then any such shares of stock as are issued or issuable upon conversion or exercise of said convertible or exercisable securities also shall constitute Registrable Securities; provided further that
                                                           -------- -------
securities shall cease to be Registrable Securities when they are Transferred pursuant to an effective Registration Statement, in a public offering, or otherwise Transferred pursuant to a transaction effected over the Bolsa Mexicana de Valores, S.A. de C.V. or the New York Stock Exchange, Inc.

     "Registration Rightsholder" means any beneficial owner of outstanding Registrable Securities.

     "Registration Statement" means a registration statement within the meaning of the Securities Act or its closest equivalent under the securities laws of a country other than the United States.

     "Required Shareholding" means the beneficial ownership of Shares which in the aggregate represent at least twenty-five percent (25%) of the Corporations total corporate capital, provided that such Shares include (i) Series A Shares representing at least ten percent (10%) of the Corporation's total corporate capital, and (ii) Series V Shares representing at least eleven percent (11%) of the Corporation's total corporate capital.

     "SEC" means the United States Securities and Exchange Commission, or any successor agency thereto.

     "Securities Act" means the United States Securities Act of 1933, as amended.

     "Series A Directors" means those members of the Board of Directors who, pursuant to the Bylaws or this Agreement, are nominated and elected by the beneficial owners of the Series A Shares; provided, however, that such term does
                                          --------  -------
not include the Series V Directors.

     "Series A Shares" means the ordinary, nominative Series A Shares of the Corporation that are authorized by the Bylaws and outstanding from time to time.

     "Series V Directors" means those members of the Board of Directors who, pursuant to the Bylaws or this Agreement, are nominated and elected by the beneficial owners of the Series V Shares; provided, however, that such term does
                                          --------  -------
not include the Series A Directors.

     "Series V Shares" means the ordinary, nominative Series V Shares of the Corporation that are authorized by the Bylaws and outstanding from time to time.

     "Shareholder" means each member of the Verizon Shareholder Group and of the Vodafone Shareholder Group.

     "Shares" means the Series A Shares and the Series V Shares.

     "Subsidiaries" means the Persons in which the Corporation shall at any time, directly or indirectly, beneficially own an equity interest equal to or greater than fifty percent (50%), or which the Corporation shall, at any time, directly or indirectly control.

     "Subsidiary Officer" means an Officer of a Subsidiary.

     "Supermajority Vote" means (a) with respect to action by the Board of Directors, the affirmative vote of a majority of the Directors present at a meeting at which a quorum is present, which majority includes the affirmative vote of (i) a majority of the Series A Directors and (ii) the Vodafone Series A Director for so long as Vodafone has the right pursuant to the applicable provisions of the LGSM and the Bylaws to appoint a Series A Director, (b) with respect to action by any Committee, the affirmative vote of a majority of the Committee members present at a meeting at which a quorum is present, which majority includes the affirmative vote of (i) a majority of the Committee members designated by the holders of the majority of the Series A Shares and (ii) for so long as Vodafone maintains the Required Shareholding, at least one Committee member designated by Vodafone, and (c) with respect to action by the shareholders, the affirmative vote of a majority of the outstanding Shares at an Extraordinary Shareholders Meeting at which a quorum is present, which majority includes the affirmative vote of at least seventy-five percent (75%) of the outstanding Series A Shares.

     "Taxes" means all federal, state, local or foreign net income, alternative or add-on minimum, assets, gross income, gross receipts, sales, use, ad valorem, value-added, franchise, profits, license, withholding, communications, payroll, employment, excise, severance, stamp, occupation, premium, profit-sharing payments, property, social benefits contribution, windfall profits or similar taxes, duties, assessments, fees, levies or other similar governmental charges of any kind whatsoever, together with any interest, penalties, additions to tax or additional amounts imposed thereon or imposed with respect to any such interest, penalties, additions to tax or other additional amounts.

     "Telecom Act" means the Telecommunications Act of 1996 enacted by the United States Congress.

     "Telecommunications   Business"  means  any  of  the  following:   (a)  the
ownership, management, operation or maintenance of a network for the transmission, by any means, of data, voice or video signals, (b) the provision of transmission services, by any means, of data, voice, or video signals, (c) the provision of customer premises equipment, and (d) the provision of value added services. The marketing of such goods and services on a wholesale, retail or reseller basis shall constitute the operation of the Telecommunications Business.

     "Transfer"  means  any  transfer,   assignment  or  sale,  or  any  pledge,
hypothecation or other encumbrance, or any other change of ownership of any kind. For purposes of this Agreement, any event, transaction or proposed transaction which results or would result in a Shareholder no longer being an Affiliate of Verizon or Vodafone, as applicable, shall be deemed to constitute a Transfer or proposed Transfer, as applicable, of all of the Series A Shares held by such Shareholder.

     "U.S. GAAP" means GAAP as applied in the United States.

     "United States" and "U.S." mean the United States of America.

     "Verizon" means Verizon Communications Inc., a Delaware corporation with its principal office located at 1095 Avenue of the Americas, New York, New York 10036.

     "Verizon Series A Designated Director" means the Series A Director designated by the Verizon Shareholder Group, as beneficial owner of the majority of Series A Shares, to serve in such capacity. The initial Verizon Series A Designated Director is Fares F. Salloum.

     "Verizon  Series V  Director"  has the  meaning  assigned  to it in Section
3.1(a).

     "Verizon Shareholder Group" means BALAH, BAII, BANZHI and any of their respective transferees or successive transferees, pursuant to the terms of
Section 6.2 or Section 6.4(f) hereof.

     "Verizon Subject Transfer" means a Transfer of Series A Shares by any member of the Verizon Shareholder Group which is not proposed to be consummated with an Affiliate of Verizon and which would result in (a) Verizon and its Affiliates collectively owning less than a majority of the Series A Shares, or
(b) Verizon losing the ability to report the earnings and results of operations of the Corporation on a consolidated basis to the same extent as it did immediately prior to the proposed Transfer.

     "Vodafone Officer" means any one of the following four Officers of the Corporation and/or any applicable Subsidiary as determined from time to time by the Board of Directors or the Executive Committee: (a) Chief Operating Officer
(or in the absence of such position, the Chief Sales Officer), (b) Chief Financial Officer, (c) Chief Marketing Officer, or (d) Chief Technical Officer.

     "Vodafone Series A Director" means the Series A Director (including, where applicable, his or her alternate) elected by the Vodafone Shareholder Group in exercise of the rights granted to it pursuant to Article 144 of the LGSM and the applicable provisions of the Bylaws.

     "Vodafone Shareholder Group" means Vodafone and any of its respective transferees or successive transferees, pursuant to the terms of Section 6.2 or
Section 6.4(f) hereof.

     "Vodafone Subject Transfer" means a Transfer of Series A Shares by any member of the Vodafone Shareholder Group which is not proposed to be consummated with an Affiliate of Vodafone.

     1.2 Construction.  As used in this Agreement, (a) each term defined in this
         ------------
Agreement has the meaning assigned to it, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with Mexican GAAP, if any, and if such term has no meaning under Mexican GAAP, then under U.S. GAAP, (c) as the context may require, words in the singular include the plural and words in the plural include the singular, (d) as the context may require, words in the masculine or neuter gender include the masculine, feminine and neuter genders, (e) all references to Schedules or Exhibits refer to Schedules or Exhibits delivered herewith or attached hereto (each of which is deemed to be a part of this Agreement), (f) all references to Sections or Articles refer to Sections or Articles of this Agreement, (g) all references to "U.S.$", "$" or "dollars" refer to United States dollars, (h) any amount to be paid in "$" or "dollars" shall be paid in United States dollars, but any amount to be measured for purposes of determining compliance with a standard set forth in this Agreement in "$" or "dollars" may be so measured in a foreign currency and shall be translated into United States dollars on the basis of the then prevailing exchange rates applicable to the discharge of obligations denominated in foreign currency and payable in the Mexican Republic (tipo de cambio para
                                                             -------------------
solventar  obligaciones   denominadas  en  moneda  extranjera  pagaderas  en  la
--------------------------------------------------------------------------------
Republica  Mexicana),  as published by the Banco de Mexico in the Diario Oficial
-------------------
de la

Federacion, (i) the terms "herein," "hereunder," "hereby," "hereto" and terms of similar import refer to this Agreement in its entirety, and not to any particular Article, Section, paragraph or subparagraph. No provision of this Agreement will be construed in favor of, or against, any of the parties hereto by reason of the extent to which such party or its counsel participated in its drafting or by reason of the extent to which this Agreement or any provision hereof is inconsistent with any prior draft hereof or thereof. All references in this Agreement to the beneficial ownership of Shares shall be deemed to include Shares deposited into any trust the beneficiary interest in which is held by any member of the Verizon Shareholder Group or the Vodafone Shareholder Group, as well as any Shares held of record by any member of the Verizon Shareholder Group or the Vodafone Shareholder Group and, with respect to references to other Persons being a beneficial owner, the parties agree that such term shall be translated into Spanish as "beneficiario". For purposes of this Agreement, references to the office of President and/or Director General of the Corporation are deemed to be references to the office of the Corporation currently held by Ing. Fulvio Vargas del Valle.

                                   ARTICLE II
                             ORGANIZATIONAL MATTERS
                             ----------------------

     2.1  Establishment  of  Shareholders  Agreement.  The  Shareholders  hereby
          ------------------------------------------
establish and enter into this Agreement for the purpose of making certain agreements stated herein regarding, among other things, the control and management of the Corporation and the Subsidiaries, limitations on the activities of the parties in the Telecommunications Business in Mexico, and the sale of Shares.

     2.2 Term of Agreement.  The term of this  Agreement  shall  commence on the
         -----------------
Effective Date and shall terminate as of the date on which either the Verizon Shareholder Group or the Vodafone Shareholder Group ceases to beneficially own any Shares; provided that Section 5.6, Article IX and Section 10.3 shall survive
            --------
the termination of this Agreement indefinitely. The terms of Articles III (other than Sections 3.1 and 3.4), IV and V (other than Section 5.6) shall terminate upon the first date on which either (i) Verizon and its Affiliates in the aggregate beneficially own Shares which in the aggregate represent less than twenty-five percent (25%) of the Corporation's total corporate capital, or (ii) Vodafone and its Affiliates in the aggregate beneficially own less than the Required Shareholding. The terms of Section 3.1 shall terminate upon the first date on which Verizon and its Affiliates in the aggregate cease to beneficially own a majority of the outstanding Series A Shares. The terms of Article VII shall terminate as to any Registration Rightsholder whose Registrable Securities represent less than five percent (5%) of the outstanding capital stock of the Corporation. No Person shall have any obligations of any kind under this Agreement in the event that the Closing (as defined in the Purchase and Sale Agreement) does not take place.

                                  ARTICLE III
                          GOVERNANCE OF THE CORPORATION
                          -----------------------------

     3.1 Board of Directors, Committees and Certain Officers.
         ---------------------------------------------------

         (a) The Board of Directors will consist of twelve (12) Directors, seven
(7) of whom shall be Series A Directors and five (5) of whom shall be Series V Directors.

     The Verizon Shareholder Group shall nominate all of the Series A Directors and their alternates other than the Vodafone Series A Director if applicable, and both the Verizon Shareholder Group and the Vodafone Shareholder Group shall vote their Series A Shares to elect such nominees. In order to induce the members of the Verizon Shareholder Group to enter into this Agreement, the Vodafone Shareholder Group agrees that if at any time the Series V Shares beneficially owned by the Vodafone Shareholder Group represent less than ten percent (10%) of the Corporation's total corporate capital, the Vodafone Shareholder Group shall elect the Vodafone Series A Director, if applicable, from among those Persons proposed to the Vodafone Shareholder Group by the Verizon Shareholder Group in writing.

     Without prejudice to the rights accorded to the Corporation's shareholders pursuant to Article 144 of the LGSM and the applicable provisions of the Bylaws, the Vodafone Shareholder Group shall nominate all of the Series V Directors and their alternates; provided, however, that in the event non-Shareholders having a
                  --------  -------
right pursuant to the applicable provisions of the LGSM and the Bylaws to elect one or more Series V Directors exercise such right, then the Vodafone Shareholder Group shall nominate all remaining Series V Directors and their alternates. In order to induce the members of the Verizon Shareholder Group to enter into this Agreement, the Vodafone Shareholder Group agrees that in any case, at any time when the Series V Shares beneficially owned by the Vodafone Shareholder Group represent ten percent (10%) or more of the Corporation's total corporate capital, the Vodafone Shareholder Group shall elect as the Series V Director (or as one of the Series V Directors) which it has the right to elect pursuant to Article 144 of the LGSM and the applicable provisions of the Bylaws (the "Verizon Series V Director") from among those Persons proposed to the Vodafone Shareholder Group by the Verizon Shareholder Group in writing. Both the Verizon Shareholder Group and the Vodafone Shareholder Group shall vote their Series V Shares to elect all such nominees nominated by the Vodafone Shareholder Group (including the Verizon Series V Director).

     The Series A Directors shall serve at the pleasure of the beneficial owners of the Series A Shares (the majority of which shall have the right to remove and replace the Series A Directors in accordance with applicable law); provided that
                                                                   --------
the VodafoneSeries A Director, if any, shall serve at the pleasure of the Vodafone Shareholder Group (which shall have the right to remove and replace the Vodafone Series A Director in accordance with applicable law); provided further
                                                                -------- -------
that in order to induce the members of the Verizon Shareholder Group to enter into this Agreement, the Vodafone Shareholder Group agrees that if the Vodafone Series A Director shall have been nominated pursuant to the last sentence of the second paragraph of Section 3.1(a), the Vodafone Shareholder Group shall remove and replace the Vodafone Series A Director as and when, and only as and when, directed in writing by Verizon. The Series V Directors shall serve at the pleasure of the beneficial owners of the Series V Shares (the majority of which shall have the right to remove and replace the Series V Directors in accordance with applicable law) or at the pleasure of such shareholders of the Corporation as shall have elected them in accordance with Article 144 of the LGSM and the applicable provisions of the Bylaws, as applicable; provided that in order to
                                                       --------
induce the members of the Verizon Shareholder Group to enter into this Agreement, the Vodafone Shareholder Group agrees that the Vodafone Shareholder Group shall remove and replace the Verizon Series V Director as and when, and only as and when, directed in writing by Verizon. Alternate Directors for each such member of the Board of Directors shall be appointed as set forth above (which alternates shall serve in place of any Director or Directors for whom such alternate has been elected as an alternate) and, in the event that for any reason whatsoever a Director ceases to or is unable to continue or perform in his capacity as Director, he will be replaced by an alternate so appointed. The quorum for meetings of the Board of Directors held following any call shall be one-half (1/2) of all Directors, which must include at least a majority of the Series A Directors.

         (b) Subject to the other provisions of this Agreement and the Bylaws, the Board of Directors, by majority vote of the Directors present at a meeting at which a quorum is present, shall elect or appoint, or cause to be elected or appointed, the Corporation Officers, Subsidiary Officers (to the extent not restricted by law, Contract or otherwise) and employees or agents of the Corporation or any Subsidiary in any manner it deems appropriate; provided,
                                                                       --------
however,  that the Chairman of the Board of Directors  shall be Fares F. Salloum
-------
until his resignation or retirement from such position, disability or death (provided that in any such case his successor or any successive successor shall be designated by a majority of the Series A Directors or by the holders of the majority of the Series A Shares). The Chairman of the Board of Directors or his alternate, as the case may be, shall have the right and power to cast an additional vote to break a tie or deadlock, except on any matter which requires a Supermajority Vote.

     The number and types of employees hired, retained or dismissed by the Corporation and the Subsidiaries shall be consistent with the scope of the operations of the Corporation and the Subsidiaries and the Annual Plan.

         (c) The Shareholders or, if so authorized, the Board of Directors shall appoint such Committees as they deem appropriate, with authority to act on all matters delegated to each such Committee in accordance with the Bylaws. Each Committee shall have an even number of members. Such Committees shall include an Executive Committee, a finance and audit Committee, a human resources and compensation Committee, and a strategic planning and technology Committee, the duties and functions of which Committees are set forth in the Bylaws.

     The Executive Committee shall be comprised of eight (8) members, six (6) of whom shall be designated by the holders of a majority of the Series A Shares voting at a duly constituted shareholders meeting and two (2) of whom shall be designated by the holders of a majority of the Series V Shares voting at a duly constituted shareholders meeting. A majority of the members of each other Committee shall be designated by a majority vote of the Series A Shares, and the remaining members shall be designated by a majority vote of the Series V Shares. The foregoing notwithstanding, for so long as Vodafone and its Affiliates maintain the Required Shareholding, it shall be entitled to designate one (1) member of each Committee (which member shall be one of the members who is, or who otherwise would be, designated by majority vote of the Series V Shares).

     The Verizon Shareholder Group and the Vodafone Shareholder Group shall each vote the Shares beneficially owned by them in favor of all nominees and their alternates nominated by the Vodafone Shareholder Group or the Verizon Shareholder Group pursuant to this Section 3.1(c).

     The quorum for meetings of any Committee held following any call shall be one-half (1/2) of the members of such Committee. Subject to any Supermajority Vote requirements,

Committee action will be effective only if approved by a majority of the members present at a meeting at which a quorum is present, which majority includes a majority of the members designated by the holders of the Series A Shares.

         (d) The power to appoint (without prejudice to Section 3.1(e)) and dismiss the Chief Executive Officer, the President, the Director General, the Chief Operating Officer, the Vice President of Commercial Operations, the Vice President of Marketing and the Vice President of Technical Operations of the Corporation shall reside with Fares F. Salloum or any of his successors as Chairman of the Board of Directors, provided that the Verizon Series A Designated Director must agree in writing to such appointment or dismissal. The power to appoint (without prejudice to Section 3.1(e)) and dismiss all other Officers shall reside with the Chief Executive Officer.

         (e) For so long as Vodafone and its Affiliates in the aggregate maintain the Required Shareholding, Vodafone shall be entitled to (i) appoint a Vodafone Officer of the Corporation, (ii) designate a statutory examiner (comisario) of the Corporation, and (iii) determine the manner in which the Corporation votes the shares it holds in each Subsidiary with respect to the following matters: (A) in the case of each Subsidiary in which the Corporation is entitled to designate at least two (2) members of the board of directors or other managing body, the election of one (1) regular and alternate member of such board of directors or other managing body; and (B) in the case of each Subsidiary in which the Corporation beneficially owns a greater than fifty percent (50%) voting interest, (1) the appointment of a Vodafone Officer, provided that the legal entity in question has one or more Officers serving the functions of a Chief Operating Officer (or, if applicable, Chief Sales Officer), Chief Financial Officer, Chief Marketing Officer or Chief Technical Officer, and
(2) the designation of a statutory examiner (comisario).

     3.2  Actions  of  Board  of   Directors,   Committees   and   Shareholders.
          ---------------------------------------------------------------------

         (a) Except as otherwise expressly provided herein, by law or in the Bylaws, all actions of the Board of Directors, any Committee or the shareholders of the Corporation shall be taken upon or pursuant to a majority vote of the Board of Directors, Committee members or of the beneficial owners of Shares entitled to vote, respectively, who are present at the corresponding meeting (provided a quorum exists).

         (b) The Corporation, the Board of Directors, each Committee and the Shareholders shall not (and (subject to any rights of other shareholders in such Subsidiaries) the Corporation shall cause its Subsidiaries to not, and shall use its best efforts to cause any other entity in which it holds an equity interest to not) take any of the actions, enter into any commitment to take any of the actions, or otherwise agree to take any of the actions, specified below, unless such action has been first approved by a Supermajority Vote:

             (i)   the   acquisition   of   any   business   which   is   not  a
Telecommunications Business for a purchase price in excess of U.S.$30,000,000 in the aggregate;

             (ii) the entering into or approval of any joint venture, partnership or merger plan or transaction within the Telecommunications Business which involves the investment of more than, or the merger with a business with assets which exceed, U.S.$100,000,000 in the aggregate (other than any plan to merge or consolidate with the properties controlled by Affiliates of Motorola, Inc. or its successors in interest in Regions 1, 2, 3 and 4 or any investment in any Subsidiary or a joint venture established to provide wireless telephony services in the 1.8 GHz frequency band in Regions 1 and 4);

             (iii) any sale or sales of assets (other than sales of inventory or superseded or obsolete equipment in the ordinary course of business) or businesses for consideration exceeding U.S.$30,000,000 in the aggregate during any fiscal year,

             (iv) the incurrence, in any single or any series of related transactions, of Indebtedness in an amount exceeding U.S.$100,000,000 in the aggregate during any fiscal year (other than indebtedness which constitutes the refinancing or successive refinancing of existing Indebtedness, Indebtedness which constitutes vendor financing and Indebtedness which constitutes project financing);

             (v) the issuance of capital stock, in any single or any series of related transactions, in an amount exceeding U.S.$50,000,000 in the aggregate during any fiscal year (other than capital stock issued pursuant to any plan to merge or consolidate with the properties controlled by Affiliates of Motorola, Inc. or its successors in interest in Regions 1, 2, 3 and 4 or any investment in any Subsidiary or a joint venture established to provide wireless telephony services in the 1.8 GHz frequency band in Regions 1 and 4);

             (vi) the entering into, amending the terms of or terminating Contracts or transactions with or for the benefit of: (A) any Affiliate of the Corporation (other than Contracts or transactions solely between or among the Corporation or a Subsidiary and one or more other Subsidiaries that are at least ninety percent (90%) owned by the Corporation); or (B) any of the signatories to this Agreement or any of their respective Affiliates; provided, however, that no
                                                      --------  -------
Supermajority Vote approval shall be required for any renewal, extension, successive renewal or successive extension, on substantially similar terms and conditions (provided that the parties thereto may be Affiliates of the current parties), or assignment in whole or in part to another Subsidiary, of (x) the Master Technical Services Agreement by and between BAII and Sistecel, S.A. de C.V. effective as of January 1, 1997, and (y) the Agreement for the Reimbursement of Compensation Expense (Secondment Agreement) by and between BAII and Sistecel, S.A. de C.V. effective as of January 1, 1997; provided further,
                                                               -------- -------
however, that the aggregate payments to BAII or one of its Affiliates in any one calendar year under the Master Technical Services Agreement referred to in clause (x) above or any renewal, extension, successive renewal or successive extension thereof cannot exceed U.S.$3,000,000 without a Supermajority Vote and that the aggregate payments to BALI or one of its Affiliates in any one calendar year under the Agreement for the Reimbursement of Compensation (Secondment Agreement) referred to in clause (y) above or any renewal, extension, successive renewal or successive extension thereof cannot exceed U.S.$10,000,000 without a Supermajority Vote;

             (vii) the termination or disposition of the cellular, fixed wireless, long distance or satellite transmission business in which the Corporation or any Subsidiary is engaged (or the related network assets) in any contiguous geographic area from which consolidated annual revenues from the service proposed to be terminated in each of the two most recent fiscal years exceeded U.S.$10,000,000, including the termination of the provision of cellular, fixed wireless local telephony, long distance or satellite transmission services in any Region;

             (viii) the making of any request or application or the taking of any other action to terminate any Concession relating to cellular, fixed wireless local telephony, long distance or satellite transmission service, including without limitation any application to eliminate radio spectrum licensed or granted for such services;

             (ix) the determination of the manner in which shares or other equity interests held by the Corporation in any other legal entity in which the Corporation beneficially owns at least a ten percent (10%) equity interest are voted in connection with any of the matters set forth in (A) clauses (i) - (x) of this Section 3.2(b), and/or (B) Section 3.2(d)(i)-(iii), as well as the issuance of proxies for the voting of such shares or other equity interests in connection with such matters; and

             (x) any authorization or grant of any general or limited power of attorney to any Person with respect to, or any delegation of authority in connection with, any of the foregoing matters.

         (c) The Corporation, the Board of Directors, each Committee and the Shareholders shall not (and (subject to any rights of other shareholders in such Subsidiaries) the Corporation shall cause its Subsidiaries to not, and shall use its best efforts to cause any other entity in which it holds an equity interest to not) take any of the actions, enter into any commitment to take any of the actions, or otherwise agree to take any of the actions, specified below, unless such action has been first approved (either in writing or by the casting of an affirmative vote at a duly constituted meeting of the Board of Directors or an authorized Committee) by the Verizon Series A Designated Director:

             (i) the issuance of capital stock or any recapitalization or other change in capital or capital structure (including, without limitation, any stock split or conversion of stock to another Series), or any determination that additional financial support is required from the Shareholders, whether by means of additional capital contributions, Indebtedness, guarantees or otherwise, or any granting of registration rights with respect to the capital stock;

             (ii) the acquisition of any securities, including the securities of any other Person;

             (iii) the declaration or payment of dividends or oilier distributions either (A) in any fiscal year, in excess of twenty-five percent (25%) of consolidated net income for the prior fiscal year (consolidated net income shall be calculated in accordance with Mexican GAAP provided that if such amount is more than one hundred and ten percent (110%) of consolidated net income under U.S. GAAP for the same period, then consolidated net income shall be calculated in accordance with U.S. GAAP for purposes, of subclause (A) of this clause (iii) and for purposes of Section 3.7) or (B) except as otherwise contemplated in Section 3.7, which would trigger a Mexican Tax upon payment to any Shareholder;

             (iv) the declaration or payment of dividends (except as otherwise required by any future Contract approved by a Supermajority Vote or by the Verizon Series A

Designated Director pursuant to this Section 3.2(c)) or other distributions to any security holder (other than the Corporation or a wholly-owned Subsidiary of the Corporation) of any Subsidiary;

             (v) the increase or decrease of the number of Directors comprising the Board of Directors, or any such change to the board of directors of any Subsidiary;

             (vi) the termination or disposition of a business or a line of business (or the related assets), including the termination of the provision of goods or services in a geographic area; provided, however, that the termination
                                        --------   -------
of a line of business from which consolidated annual revenues in each of the two most recent fiscal years of the Corporation were less than U.S.$1,000,000 shall not require approval of the Verizon Series A Designated Director;

             (vii) the commencement of any business or line of business (by start-up, acquisition, expenditure or otherwise), or the expansion of the scope of any business or line of business into any country other than Mexico, except for the following businesses or lines of business in the following countries:
(A) the ownership, management, operation and maintenance of networks for the transmission by the Corporation or any Subsidiary, wholly within the national borders of Mexico, of data and voice signals using cellular technology and spectrum in the 825-835 MHz and 870-880 MHz ranges, and (B) any action or transaction in any country contemplated under an Annual Plan approved in accordance with clause (xx) of this Section 3.2(c);

             (viii) the incurrence, in a transaction or series of related transactions, of any Material Indebtedness, the incurrence within any twelve-month period beginning on the Effective Date of Indebtedness which in the aggregate exceeds U.S.$20,000,000, the extension of any loan or guaranty, or series of related loans or guaranties in an amount exceeding U.S.$5,000,000 or the extension, within any twelve-month period beginning on the Effective Date, of loans or guaranties which in the aggregate exceed U.S.$20,000,000;

             (ix) the making, in a transaction or series of related transactions, of any Material sale of assets or sale of business or any Material acquisition of or investment in assets, or a business, or, whether or not Material, any acquisition of or investment in equity securities (including securities convertible into equity securities) issued by, or an equity interest in, any Person;

             (x) the making, within any twelve-month period beginning on the Effective Date, of sales of assets (other than sales of inventory or superseded or obsolete equipment in the ordinary course of business) or businesses for consideration which, in the aggregate, exceeds U.S.$20,000,000, or of acquisitions of or investments in assets (other than inventory acquired in the ordinary course of business) or businesses for consideration which, in the aggregate, exceeds U.S.$20,000,000;

             (xi) entering into, amending the terms of or terminating Contracts or transactions with or for the benefit of (A) any Affiliate (other than transactions solely between or among Subsidiaries in which the Corporation, directly or indirectly, holds ninety percent (90%) or more of the capital stock or solely between or among the Corporation and one or more of such Subsidiaries), or (B) any of the signatories hereto or their Affiliates;

             (xii) the entering into or approval of any transaction or plan of merger, consolidation, dissolution or liquidation;

             (xiii) the subjection of any Concession to any Lien or, except in the ordinary course of business to secure an obligation that is not for a Material amount, the subjection of any other property or assets to any Lien;

             (xiv) the making of any request or application to obtain, modify or terminate any Concession including, without limitation, any application to eliminate, add to or modify radio spectrum, or the taking of any other action to obtain, modify or terminate any Concession or the willful failure to take any action necessary to maintain or protect any such Concession;

             (xv) the amendment or modification of the Bylaws or the estatutos sociales of any Subsidiary, or the amendment or modification, or consent or approval thereto or thereof, to the organizational or governing documents (including, without limitation, estatutos sociales) of any Person in which the Corporation or any Subsidiary has a direct or indirect equity interest
(including, without limitation, the amendment or modification of the stated purpose of any such Person as stated in any such documents);

             (xvi) the appointment,  nomination, election, removal, dismissal or replacement of the Corporation's Officers or any Subsidiary Officer (subject to the terms of, and except as otherwise provided in, Section 3.1), or a change in the remuneration of the Chairman of the Board of Directors, the Chief Executive Officer, any other executive officer of the Corporation or a Subsidiary, and any other employee who would be compensated following the taking of such action, at a rate in excess of U.S.$50,000 on an annualized basis (which amount shall be calculated to include the value of any fringe benefits not given to substantially all employees of the Corporation and the Subsidiaries);

             (xvii) any appointment or removal of Accountants or any approval of financial statements;

             (xviii) the entering into of any Material Contract (or series of related Contracts that together are Material);

             (xix) the making of any Tax election or the adoption of any Tax accounting method for Tax purposes, or any agreement or settlement with any Governmental Entity in connection with the Tax returns or Tax obligations;

             (xx)  the  approval  or  modification  of  the  annual   three-year
strategic plan or the Annual Plan or any deviation from actions required to be taken under the Annual Plan,

             (xxi) (A) the approval of the terms or the making of any private or public offering or sale of securities or (B) the approval of any documentation or communication prepared or otherwise made for any private or public offering or sale of securities;

             (xxii) the authorization or granting of any general power of attorney for acts of administration or negotiable instruments or of any general or limited power of attorney for acts of dominion to any Person;

             (xxiii)  the  sharing  with  any  Person  or   disposition  of  any
non-public or proprietary technology;

             (xxiv) the making of any gift or donation, or series of related gifts or donations, in an amount exceeding U.S.$5,000 in any calendar year to any Person;

             (xxv) any institution, settlement or default with regard to any Material (or potentially Material) litigation, or any settlement or default with regard to any litigation (whether or not Material) in which any Shareholder, any of the signatories hereto or their Affiliates have interests adverse to the Corporation or any Subsidiary; and

             (xxvi) the agreement to be bound by any Contract to not compete with another Person or otherwise not engage in any business.

         (d) If any of the actions specified in Section 3.2(b) or 3.2(c) is presented for approval at a shareholders meeting, such action shall not be taken by the Corporation or its Subsidiaries (and (subject to any rights of other shareholders in such Subsidiaries) the Corporation shall cause its Subsidiaries to not, and shall use its best efforts to cause any other entity in which it holds an equity interest to not, take such action, enter into any commitment to take such action, or otherwise agree to take such action), unless such action has been approved by a Supermajority Vote of the Extraordinary Shareholders Meeting or shall previously have been approved by a Supermajority Vote of the Board of Directors or of a Committee or approved by the Verizon Series A Designated Director, as applicable.

     The Corporation and the Shareholders shall not (and (subject to any rights of other shareholders in such Subsidiaries) the Corporation shall cause its Subsidiaries to not, and shall use its best efforts to cause any other entity in which it holds an equity interest to not) take any of the actions, enter into any commitment to take any of the actions, or otherwise agree to take any of the actions specified below, unless such action has been approved by a Supermajority Vote of the Extraordinary Shareholders Meeting:

             (i) any anticipatory dissolution and the designation of liquidators in connection therewith;

             (ii) any fixed or variable capital increases in an aggregate amount exceeding U.S.$50,000,000 during any fiscal year, other than capital increases whose proceeds will be used (A) to implement or effect any plan to merge or consolidate with the properties controlled by Affiliates of Motorola, Inc. or its successors in interest in Regions 1, 2, 3 or 4, or (B) to make an investment in any Subsidiary or joint venture established to provide wireless telephone services in Regions 1 and 4 using 1.8 GHz frequency band; and

             (iii) any amendment to that provided in Articles Three, Five, Six, Seven, Eleven, Section II of Article Thirteen, Fifteen, Sixteen, Seventeen, Eighteen, Nineteen,

Twenty,  Twenty-One,   Twenty-Two,   Twenty-Three,   Twenty-Four,   Twenty-Five,
Twenty-Six, Twenty-Seven, Twenty-Eight, Twenty-Nine, Thirty-One or Thirty-Two of the Bylaws.

     3.3 Annual  Plan and  Three-Year  Strategic  Plan.  The  Shareholders  will
         ---------------------------------------------
cooperate to cause the majority of the Directors to agree upon an annual three-year strategic plan and an Annual Plan that is acceptable to the Shareholders. The approval of an Annual Plan which contemplates an action that requires a Supermajority Vote and/or the approval of the Verizon Series A Designated Director shall not constitute the requisite approval of such action (and such shall not be implemented by the Corporation unless separately approved by Supermajority Vote and/or by the Verizon Series A Designated Director, as applicable), unless (a) the action was clearly and accurately described in the Annual Plan, (b) the Annual Plan presented to the Board of Directors and approved by it explicitly stated that such action is a "Supermajority Action Item," and (iii) the Annual Plan so presented was approved by Supermajority Vote and/or by the Verizon Series A Designated Director, as applicable.

     3.4  Contracts  with  Affiliates.  The  Corporation  will not, and will not
          ---------------------------
permit any Subsidiary to, enter into any Contract or transaction with or for the benefit of any of their Affiliates (other than transactions with, between or among wholly-owned Subsidiaries) or any of the signatories hereto or their Affiliates, which is not at prices and on other terms at least as favorable to the Corporation or the Subsidiary as those which could be obtained on an arms-length basis from an unaffiliated third party.

     3.5  Limitation  on Acts of  Shareholders.  Except to the extent  expressly
          ------------------------------------
provided herein, no Shareholder in such capacity shall have the power to bind or commit the Corporation or any other Shareholder to any obligation or Contract with any third party.

     3.6 Conditions to Offerings.  The parties acknowledge and agree that, among
         -----------------------
other conditions that the Series A Directors may establish from time to time in connection with their vote on any matter, the majority of Series A Directors shall have the right to condition any approval regarding any private or public offering or sale of securities of the Corporation or any Subsidiary upon the timely receipt prior to the closing of any such transaction by the Verizon Shareholder Group of a "comfort letter" from the Accountants relating to such
transaction  in  form  and  substance  reasonably   acceptable  to  the  Verizon
Shareholder Group, and upon the satisfaction of the majority of Series A Directors with the form and substance of any documentation or communication proposed to be used in connection with any such offering or sale.

     3.7  Dividends.  Each of the  Verizon  Shareholder  Group and the  Vodafone
          ---------
Shareholder  Group  shall  have  the  right  to  unilaterally  require  that the
Corporation pay dividends during any fiscal year in an amount of up to twenty-five percent (25%) of the Corporation's consolidated net income (calculated in accordance with Section 3.2(c)(iii)) for the prior fiscal year; provided that such payment of dividends is not prohibited by applicable law or
--------
any Contract of the Corporation and does not adversely affect the reasonably foreseeable cash flow or capital requirements of the Corporation; provided
                                                                        --------
further that the Subsidiaries of the Corporation are not prohibited or otherwise
-------
restricted by applicable law or Contract from upstreaming sufficient dividends to the Corporation to pay such dividends. Each time that the Verizon Shareholder Group or the Vodafone Shareholder Group exercises its rights pursuant to this Section 3.7, the Shareholders shall vote, and shall cause the Series A Directors and Series V Directors to vote, in favor of the prompt payment of the required dividend.

                                   ARTICLE IV
                   ACCOUNTS, REPORTS, RIGHT OF INSPECTION AND
                             OTHER FINANCIAL MATTERS
                             -----------------------

     4.1 Fiscal Year.  The fiscal year of the  Corporation  and each  Subsidiary
         -----------
shall end on December 31 of each year.

     4.2 Books, Records and Reports.
         --------------------------

         (a) The Corporation shall maintain, and shall cause each Subsidiary to maintain, proper books and accounts on an accrual basis and in accordance with Mexican GAAP. Such books and records shall also be maintained in such a manner as to permit the preparation of quarterly and annual reports in accordance with U.S. GAAP. The books and records of the Corporation and the Subsidiaries shall be kept in the Spanish language, except that books and records maintained in a country other than Mexico in connection with the Corporation's or a Subsidiary's conduct of business in such country may be maintained in the official language of such country. The minute books, the reports referenced in Section 4.2(b) below and any special report a Shareholder shall from time to time request shall be kept in both the Spanish and English languages and as between the Shareholders, or as between the Shareholders and the Corporation or any Subsidiary, the English language version of any such documents, other than the minute books, shall govern and be controlling. As to the minute books, as between the Shareholders, or as between the Shareholders and the Corporation or any Subsidiary, the Spanish language version shall govern and be controlling. Annually upon the close of the year (and at such other times as shall be approved by the Board of Directors), all such books and accounts shall be audited by the Accountants.

         (b) Each of the Vodafone Shareholder Group and the Verizon Shareholder Group shall be furnished with the following:

             (i) within 21 days after the end of each calendar month, unaudited monthly consolidated and consolidating statements of income and of sources and uses of cash, and an unaudited consolidated and consolidating month-end balance sheet for the Corporation and each Subsidiary;

             (ii) within 30 days after the end of each of the first three quarters of each fiscal year, an unaudited consolidated and consolidating balance sheet of the Corporation and each Subsidiary as of the end of such quarter and the related unaudited statements of income, shareholders' equity and changes in financial situation for such quarter and for the year to date, in each case prepared in accordance with Mexican GAAP, setting forth all adjustments necessary to convert to U.S. GAAP, and setting forth in comparative form the figures as at the end of and for the comparable period in the previous fiscal year and such other unaudited financial and operating information as may be reasonably requested by any Shareholder;

             (iii) within 120 days after the end of each fiscal year, audited consolidated and consolidating financial statements, including a consolidated and consolidating balance sheet of the Corporation and each Subsidiary as at the end of such year, and the related statements of income, shareholders' equity and changes in financial situation for such year, in each case prepared in accordance with each of Mexican GAAP and U.S. GAAP and setting forth in each case in comparative form the figures as at the end of and for the previous fiscal year, together with all necessary footnotes, and the report of the Accountants on such financial statements; and

             (iv) upon written request, promptly after the sending or receipt thereof, copies of all communications between the Corporation or any Subsidiary and any Governmental Entity that relate to any Concession or to compliance with applicable securities laws.

     4.3 Right of  Inspection.  Each of the Vodafone  Shareholder  Group and the
         --------------------
Verizon Shareholder Group or any of their respective duly authorized representatives shall have full and complete access, at any time during normal business hours and upon reasonable notice, to the books and records, accounts, properties and/or operations of the Corporation and each Subsidiary for the purposes of inspection, examination or copying or for any other purpose including, without limitation, an audit of the Corporation or any Subsidiary. The full cooperation of the Corporation, each Subsidiary, its respective directors, officers and employees and the Accountants will be extended for such purposes. Such examination and inspection may be conducted by a Shareholder's employees, by its independent certified public accountants and/or by its other agents. The Corporation shall also furnish, and shall cause each Subsidiary to furnish, to each of the Vodafone Shareholder Group and the Verizon Shareholder Group (or any of their respective duly authorized representatives) such other records, reports and data as such Shareholder or Shareholder representative may reasonably require for compliance with legal and contractual obligations, including Mexican and U.S. tax reporting requirements.

     4.4 Financial Policy Control.
         ------------------------

         (a) Overall Policy. The overall financial policy of the Corporation and
             --------------
each Subsidiary shall be established by the Board of Directors in accordance with the provisions of Section 3.2.

         (b)  Annual  Operating  and  Capital  Budgets.  The  Annual  Plan and a
              ----------------------------------------
three-year strategic plan forecasting annual financial performance for such period will be prepared by the Director General pursuant to policies established by the Board of Directors and submitted to the Board of Directors for approval pursuant to Section 3.2. All plans and budgets will be divided by Region for Mexico and by country elsewhere. The Director General shall circulate successive drafts of each year's Annual Plan and three-year strategic plan to the Vodafone Shareholder Group and the Verizon Shareholder Group for review prior to submission to the Board of Directors. The President shall submit to the Board of Directors no later than November 15 of each year his final proposed Annual Plan and three-year strategic plan for the period beginning on the next January 1st. The President shall consult with, and shall afford the Vodafone Shareholder Group and the Verizon Shareholder Group reasonable opportunity to comment on, each successive draft as well as the final version of the Annual Plan and the three-year strategic plan to be submitted to the Board of Directors.

     4.5 Dividend  Instructions.  The Corporation  shall comply with any and all
         ----------------------
lawful instructions of any Shareholder as to the method of making any dividend payment or payments to or on behalf of said Shareholder or of depositing or utilizing such payment or payments.

                                   ARTICLE V
                       NON-COMPETITION; CERTAIN CORPORATE
                         OPPORTUNITIES, CONFIDENTIALITY
                         ------------------------------

     5.1  Certain   Definitions.   For   purposes   of  this   Article  V  only:
          ---------------------

         (a) The term "Acquisition" means the acquisition, in a single transaction or series of related transactions, of some or all of the equity securities or assets of a Person or a Group (as hereinafter defined), if such Person or Group (in the case of an acquisition of securities) engages in the Telecommunications Business in Mexico or if such assets (in the case of an acquisition of assets) are used and/or are contemplated to be used following such acquisition to engage in the Telecommunications Business in Mexico.

         (b) The term "Merger" means the merger or consolidation with or into a Person or Group if such Person or Group engages in the Telecommunications Business in Mexico.

         (c) The term "Group" means a group of Persons who are Affiliates of each other.

         (d) To "engage in" the Telecommunications Business means: (i) actively engaging in, supervising or managing such business; or (ii) entering into or attempting to enter into such business, either alone or with any other Person or Group.

         (e)  The  term  "`Publicly   Traded"  shall  mean,  as  to  securities,
securities listed on the Bolsa Mexicana de Valores, registered under the Exchange Act, or listed or traded on any European or Asian stock exchange.

     5.2  Non-Competition.  Except as  otherwise  set forth in this Section 5.2,
          ---------------
each Shareholder covenants and agrees that neither it nor any of its Affiliates (other than the Corporation and the Subsidiaries) will, directly or indirectly, on behalf of itself or on behalf of any other Person, engage in the Telecommunications Business in Mexico. Notwithstanding anything to the contrary contained in this Article V (other than the immediately succeeding paragraph except for subparagraph (d)), each Shareholder covenants and agrees that neither it nor any of its Affiliates (other than the Corporation and the Subsidiaries) shall (i) provide consulting services, advisory services or software with respect to the Telecommunications Business in Mexico to Telefonos de Mexico, S.A. de C.V., its successors, or any of its or their Affiliates or subsidiaries, or any other major direct competitor of the Corporation in Mexico, or (ii) directly or indirectly market, on a wholesale, retail or reseller basis, any services with respect to the Telecommunications Business in Mexico provided by Telefonos de Mexico, S.A. de C.V., its successors, or any of its or their Affiliates or subsidiaries, or any other major direct competitor of the Corporation in Mexico. Except as stated in the preceding sentence, nothing in this Section 5.2 shall be deemed to prohibit a Shareholder or any of its Affiliates from providing consulting services, advisory services or software with respect to the Telecommunications Business in Mexico.

     The preceding paragraph of this Section 5.2 shall not prohibit the Shareholders from directly or indirectly engaging in the Telecommunications Business in the following instances:

         (a) A Shareholder and/or any of its Affiliates may own, in the aggregate, not more than five percent (5%) of any Publicly Traded securities of a Person, provided that such ownership represents a passive investment and neither such Shareholder nor its Affiliates in any way, either directly or indirectly, manages or exercises control over any such Person, guarantees any of such Person's financial obligations, otherwise takes any part in such Person's business (other than exercising the rights of the Shareholder or Affiliate as a passive shareholder), or seeks to do any of the foregoing, except as otherwise permitted under this Article V.

         (b) Subject to Section 5.5, a Shareholder or any of its Affiliates may engage in a Telecommunications Business in Mexico if such engagement in a Telecommunications Business results from an Acquisition by, or Merger involving, such Shareholder or any of its Affiliates, unless a significant part of the
                                               ------
assets directly or indirectly acquired in such Acquisition or Merger are used to engage in Telecommunications Businesses in Mexico. Such test for significance shall be met only if both of the following conditions are met: (i) the net book value of any such assets directly or indirectly acquired in such Acquisition or Merger that are used primarily to engage in the Telecommunications Business in Mexico exceeds ten percent (10%) of the net book value of all assets directly or indirectly acquired in such Acquisition or Merger; and (ii) the total revenues derived in the calendar year immediately preceding such Acquisition or Merger primarily from the Telecommunications Business in Mexico acquired in such Acquisition or Merger exceeds ten percent (10%) of the total revenues during such year of the Person or Group whose assets or securities the Shareholder (or any Affiliate) acquired in any such Acquisition or with or into which the Shareholder (or any Affiliate) merged or consolidated with or into as a result of such Merger.

         (c) The Shareholders and their respective Affiliates may provide telecommunications goods in Mexico.

         (d) Subject to the first paragraph of this Section 5.2, a Shareholder or any of its Affiliates may engage in a Telecommunications Business in Mexico if the Opportunity (as hereinafter defined) was brought to the Corporation in accordance with Section 5.3 and the terms of such Section permit such Shareholder or Affiliate to engage in such Telecommunications Business.

         (e)  Vodafone  or its  Affiliates  may  engage in a  Telecommunications
Business in Mexico if and to the extent the Verizon Shareholder Group has determined that the Corporation and the Subsidiaries may not engage in such Telecommunications Business pursuant to Section 10.2(c).

         (f) The Shareholders and their Affiliates may provide to, or purchase from, any Person tariffed services and any other services which must be provided by virtue of the provider's status as a common carrier or by virtue of a legal or regulatory requirement.

         (g) A Shareholder's Affiliate that, at the time hereof or in the future, provides telecommunications services in countries outside of Mexico (i) may provide transit to or through Mexican carriers, (ii) may provide facilities for the termination of traffic outside of Mexico that originates within Mexico,
(iii) may provide facilities for the origination of traffic outside of Mexico that terminates in Mexico, and (iv) may freely obtain transit facilities within Mexico. A Shareholder's Affiliate may also freely contract for and provide roaming services for its own subscribers in Mexico, and may provide roaming services within its own service area for subscribers of other cellular carriers.

         (h) Subject to Section 5.2(a) and Section 5.5, a Shareholder and/or any of its Affiliates may continue to own and hold (and need not Transfer in whole or in part) any interest in a Person which has Publicly Traded equity securities if, at the time such interest was acquired, such Person did not engage, and to the knowledge of the Shareholder or its Affiliates did not intend to engage, in the Telecommunications Business in Mexico but after such interest was acquired such Person began to engage in the Telecommunications Business in Mexico.

         (i) Subject to Section 5.5, the applicable Vodafone Affiliates may continue to participate in the ownership and management of Globalstar de Mexico,
S. de R.L. de C.V., a Mexican variable capital limited liability company incorporated pursuant to Public Instrument No. 65,914 dated September 4, 1996, granted before Lic. Jose Visoso del Valle, Public Notary No. 92 of Mexico City, Federal District and recorded in the Public Commercial Registry of said Federal District under Mercantile Folio No. 212857 which is a provider of satellite-based digital telecommunications services.

         (j) Subject to Section 5.5, (i) the applicable Verizon Affiliates may continue to participate in the ownership and management of (A) Aerocomunicaciones, S.A. de C.V., a provider of in-air telecommunications services, and (B) Mexfone, S.A. de C.V., a provider of maintenance, billing and other services to providers of in-air telecommunications services; and (ii) the applicable Verizon Affiliates may continue to own a no greater than 10% equity interest in Movitel del Noroeste, S.A. de C.V., the A-Band cellular concessionaire in the Mexican states of Sonora and Sinaloa, Movicelular, S.A. de C.V., the commercializer of the services of Movitel del Noroeste, S.A. de C.V., and Moviservicios, S.A. de C.V., the provider of human resources to Movitel del Noroeste, S.A. de C.V. and Movicelular, S.A. de C.V.

         (k) The applicable Verizon Affiliates may continue to own a no greater than 10% equity interest in Genuity Inc. ("Genuity"), a facilities-based provider of managed Internet infrastructure services to enterprises and service providers, and may exercise their rights to increase their ownership interests in Genuity and thereafter to hold such increased interests and participate in the management of Genuity; provided that if following the date, if any, when
                              --------
Verizon or its Affiliates increase their ownership interests in and assume control of the management of Genuity, Genuity shall enter into new lines of business or expand its then- existing businesses in such a way that it becomes a major direct competitor of the Corporation, Verizon shall be required to comply with Section 5.5 with respect to its investment in Genuity.

     5.3 Corporate Opportunities. Each Shareholder agrees that it shall bring to
         -----------------------
the Corporation any and all opportunities in respect of the Telecommunications Business in Mexico

(each an "Opportunity") available to it or its Affiliates other than the Opportunities described in Sections 5.2(a)-(c) and (e)-(k) above.

     Once an Opportunity is brought to the Corporation by written notice to the Chairman of the Board of Directors and the Director General of the Corporation describing the terms of such Opportunity in reasonable detail, the Shareholder and/or any Affiliate shall be free to engage in the Telecommunications Business to which such Opportunity relates either (a) to the full extent of such Opportunity, if the Corporation declines to participate in such Opportunity pursuant to this Section 5.3 and Section 5.4 or, (b) in the event the Corporation elects to participate only in part in such Opportunity, to the extent of any interest the Corporation does not take pursuant to this Section
5.3 and Section 5.4.

     If with respect to an Opportunity that the Shareholder is required to bring to the Corporation pursuant to this Section 5.3, the investment Opportunity available to the Shareholder (or Affiliate of the Shareholder) is not at the corporate or entity level of the Telecommunications Business in Mexico (but is rather at the parent company level or at another level between the parent company level and the corporate or entity level of such Telecommunications Business in Mexico), the Shareholder shall offer to sell the required interest to the Corporation at the corporate or entity level of such Telecommunications Business in Mexico unless, in the opinion of the Shareholder, it is impracticable to make such offer at such level, in which case such offer shall be made at the level at which the Opportunity is available to the Shareholder (or Affiliate). If such offer is made at the level at which the Opportunity is available to the Shareholder (or Affiliate), the offered interest shall equal one hundred percent (100%) of the quotient of the value of such Telecommunications Business in Mexico divided by the total value of the Opportunity available to the Shareholder (or Affiliate), determined as of the date of such Acquisition or Merger. The price to be paid by the Corporation for any such interest offered to it shall equal the proportional price paid for such Opportunity by the Shareholder (or Affiliate), if readily determinable from the total Acquisition or Merger price or, if not readily determinable therefrom, shall equal the fair market value of the Opportunity presented to the Corporation.

     5.4 Special  Vote.  The  Chairman of the Board of Directors or the Director
         -------------
General of the Corporation shall promptly call a special meeting of the Executive Committee or of the Board of Directors to be held within 15 days following receipt of the written notice of any Opportunity offered by a Shareholder pursuant to Section 5.3. At such meeting, the Executive Committee or the Board of Directors, acting pursuant to a Special Vote (as hereinafter defined), shall determine whether the Corporation wishes to pursue such Opportunity (in whole or in part or not at all) and shall give written notice of such determination to such Shareholder. If the Corporation gives notice that it does not wish to pursue such Opportunity or accept such offer, if it gives no notice within the 15-day period following receipt of the written notice of any Opportunity, or if it gives notice of intention to pursue the Opportunity or accept such offer but then fails to do so within a reasonable period of time, then the Shareholder may engage in the Telecommunications Business described in its notice without regard to the terms of Section 5.3. A "Special Vote" means
(a) the affirmative vote of a majority of the total Series V Directors and the Vodafone Series A Director, if any, in the case of Opportunities brought by the Verizon Shareholder Group or an Affiliate thereof, or (b) the affirmative vote of a majority of the Series A Directors (excluding the Vodafone Series A Director, if any) in the case of Opportunities brought by the Vodafone Shareholder Group; for purposes of this Section, a

Special Vote may occur at a meeting of the Board of Directors that does not meet the quorum requirements if such quorum requirements are not met due to the absence of (i) any Series A Director in the case of opportunities brought by the Verizon Shareholder Group or an Affiliate thereof or (ii) any Series V Director and/or the Vodafone Series A Director, if any, in the case of Opportunities brought by the Vodafone Shareholder Group or an Affiliate thereof.

     5.5  Disposition  Requirement.  If a Shareholder  or any of its  Affiliates
          ------------------------
shall engage in the Telecommunications Business in Mexico as permitted by Sections 5.2(b), 5.2(h), 5.2(i), 5.2(j) or (to the extent provided therein) 5.2(k), and the Person engaging in such Telecommunications Business becomes a major direct competitor of the Corporation, the Corporation may notify the Shareholder of such fact. If such notice is given, the Shareholder shall, within 60 days of receipt of such notice, either (a) offer (or cause the relevant Affiliate to offer) the Corporation the opportunity to purchase a one hundred percent (100%) interest in the Shareholder's or such Affiliate's share of such Telecommunications Business in Mexico at a price equal to one hundred percent (100%) of the fair market value of the Shareholder's (or its Affiliate's) interest and otherwise on the same terms and conditions as are then applicable to the Shareholder or such Affiliate, (b) if the Telecommunications Business in Mexico is not at the corporate or entity level of the Person in whom the Shareholder or its Affiliate owns an interest, but is rather at a subsidiary level, and it is impractical for the Shareholder to offer to sell the required interest to the Corporation at the corporate or entity level of such Telecommunications Business in Mexico, offer (or cause the relevant Affiliate to offer) the Corporation the opportunity to purchase an interest at the level at which the opportunity is available to the Shareholder or Affiliate (in which case the offered interest shall equal one hundred percent (100%) of the quotient of the value of such Telecommunications Business in Mexico divided by the total value of the interest owned by and opportunity available to the Shareholder (or Affiliate), determined as of the date of the proposed sale, and the price shall be the fair market value of the offered interest), (c) agree to divest itself of its interest in such Telecommunications Business in Mexico within one year of the date of the Corporation's notice, or (d) in the case of the Vodafone Shareholder Group, offer to sell to the Verizon Shareholder Group or its designee all of its Shares and, in the case of the Verizon Shareholder Group, offer to sell to any one or more members of the Vodafone Shareholder Group all of its Shares, in each case, at a price equal to the then current market value of such Shares, or if no market exists for such Shares, at the then fair market value thereof, in which case the Vodafone Shareholder Group or the Verizon Shareholder Group, as the case may be, shall have 15 days following written notice of such offer to accept such offer. The fair market value of any Series A Shares for which no market exists shall be the average closing market price on the New York Stock Exchange of the Series V American Depositary Share over the ten trading days immediately preceding the date of the written notice of such offer divided by the number of shares represented by such American Depositary Share.

     5.6 Confidentiality.
         ---------------

         (a) For purposes of this Agreement, "Confidential Information" shall mean any financial, technical, operational or other information (including, without limitation, trade secrets, inventions, processes, customer lists and know-how) which (i) originates from the Corporation or a Subsidiary in the course of its business activities and is conspicuously marked "confidential", "proprietary" or words of similar meaning, (ii) is provided to the Corporation or a

Subsidiary by a  Shareholder  or its  Affiliates,  and is  conspicuously  marked
"confidential," "proprietary" or words of similar meaning, (iii) is orally disclosed to a Shareholder or its Affiliates by the Corporation or a Subsidiary and is identified at the time of disclosure as being confidential or (iv) is orally disclosed to the Corporation or its Subsidiary by a Shareholder or its Affiliates and is identified at the time of disclosure as being confidential.

         (b) Any Confidential Information provided to the Corporation or a Subsidiary by a Shareholder, regardless of whether such information originates from the Shareholder or any of its Affiliates, shall be and remain the disclosing Shareholder's exclusive property. For the three (3) year period following the date of disclosure (or such longer period as the Shareholder making such disclosure shall reasonably require prior to any such disclosure), any recipient Shareholder and the Corporation and the Subsidiaries shall (i) keep such Confidential Information confidential and provide the same to their respective employees and agents only on a need-to-know basis, (ii) not publish or disclose such Confidential Information to others without the prior consent of the disclosing Shareholder, (iii) use such Confidential Information only in connection with the business of the Corporation and the Subsidiaries, and (iv) promptly return such Confidential Information to the supplying Shareholder upon the latter's written request.

         (c) For the three-year period after the disclosure by the Corporation or any Subsidiary to a Shareholder or Affiliate of a Shareholder of its Confidential Information (or such longer period as the Corporation shall reasonably require prior to any such disclosure), the recipient Shareholder and its Affiliates shall (i) keep such Confidential Information confidential, (ii) not publish or disclose such Confidential Information to anyone other than its Affiliates without the prior written consent of the Corporation, (iii) not publish or disclose such Confidential Information to any Affiliate without the prior written consent of the ultimate parent entity of the other Shareholder Group (namely Vodafone for the Vodafone Shareholder Group, and Verizon for the Verizon Shareholder Group) if such Affiliate, or any beneficial owner of such Affiliate other than such Shareholder, is a direct or indirect competitor of the Corporation or of any Person in which the ultimate parent entity of the other
Shareholder Group owns a direct or indirect beneficial interest, and (iv) promptly return such Confidential Information to the Corporation or the appropriate Subsidiary upon the written request therefor by the Corporation or such Subsidiary.

     Notwithstanding anything herein to the contrary, a recipient Shareholder shall have the right to disclose Confidential Information of the Corporation or any Subsidiary to unaffiliated third parties retained by it (including, without limitation, attorneys, accountants and consultants) for the internal purposes of the recipient Shareholder; provided, however, that such unaffiliated third party
                           --------  -------
shall execute a written agreement with the recipient Shareholder or its Affiliate in which it agrees to keep such Confidential Information confidential, and provided further that such recipient Shareholder shall be responsible to the
    -------- -------
Corporation or the disclosing Subsidiary, as the case may be, for any breach by the unaffiliated third party of the confidentiality of the Confidential Information.

         (d) The restrictions set forth in clauses (b) and (c) shall cease to apply or shall not apply, as the case may be, to any Shareholder, Shareholder's Affiliate or the Corporation, as the case may be, regarding any Confidential Information which or whose substance (i) is already in the possession of such recipient Person without accompanying use or disclosure restrictions prior to such Person's receipt thereof from the supplying Shareholder, Shareholder's Affiliates or the Corporation or a Subsidiary, as the case may be;
(ii) becomes or has been made publicly available by any Person other than the recipient Shareholder, Shareholder's Affiliate or the Corporation or a Subsidiary; or (iii) has been independently developed by the recipient Shareholder, Shareholder's Affiliate or the Corporation or a Subsidiary prior to such Person's receipt of the related Confidential Information. Additionally, neither any Shareholder or Shareholder's Affiliate nor the Corporation or any Subsidiary shall be deemed in breach of this Section 5.6 if it discloses Confidential Information in the course of any legal or regulatory proceeding or to any Governmental Entity pursuant to lawful demand made therein or thereby or if such disclosure is otherwise required by law (including applicable securities laws) or applicable  stock exchange  regulation;  provided,  however,  that if a
                                                  --------   -------
Shareholder, such Shareholder's Affiliate or the Corporation or a Subsidiary receives any such demand or otherwise believes it is compelled by law to disclose Confidential Information of the other Shareholder or the Corporation or any of its Subsidiaries, such recipient shall give written notice thereof to the party (the Shareholder, Shareholder's Affiliates, the Corporation or the applicable Subsidiary) which supplied the Confidential Information sought by such demand, so as to afford the supplying party an opportunity to contest the demand or legal requirement.

                                   ARTICLE VI
                     TRANSFERS OF SHARES AND OTHER INTERESTS
                     ---------------------------------------

     6.1 Prohibited Transfers.
         --------------------

         (a) Notwithstanding anything to the contrary herein, no Shareholder may Transfer any Shares to a Governmental Entity that is not Mexican at any time hereafter if such Transfer is not permissible under Mexican law or regulations.

         (b) Any Transfer of Shares made without full compliance with the provisions of this Article VI shall be null, void and of no force or effect, and the Corporation shall not record any such Transfer on its books or shareholders register.

     6.2 Transfers to and Purchases by Affiliates. The Verizon Shareholder Group
         ----------------------------------------
may at any time after the Effective Date Transfer any of the Shares beneficially owned by it to any Affiliate of Verizon, and the Vodafone Shareholder Group may at any time after the Effective Date Transfer any of the Shares beneficially owned by it to any Affiliate of Vodafone; provided, however, that any such
                                              --------   -------
transferee must agree in writing to be bound by all of the provisions of this Agreement as a member of the Transferring Shareholder's Shareholder Group before such Transfer may occur or be committed to, and such transferee shall be deemed a Shareholder, a member of the Transferring Shareholder's Shareholder Group and a party hereto immediately upon such Transfer.

     6.3 Reporting  Obligations  Upon  Transfers of Shares.  Promptly  after any
         -------------------------------------------------
Transfer of Shares (a) by any Shareholder to any of its Affiliates, or (b) by any Person to any Shareholder or Affiliate of a Shareholder, the transferring Shareholder, the acquiring Shareholder or the Shareholder whose Affiliate acquired Shares shall (i) notify the Corporation and the other Shareholders in writing of the number of Shares Transferred, the Series of such Transferred

Shares and the date of the Transfer, and (ii) file any required disclosure document relating to the Transfer or any amendment thereto with the SEC.

     6.4 Right of First Refusal.
         ----------------------

         (a) In the event that a member of the Verizon Shareholder Group desires to make a Verizon Subject Transfer, or in the event that a member of the Vodafone Shareholder Group desires to make a Vodafone Subject Transfer (each such member of the Verizon Shareholder Group and the Vodafone Shareholder Group in such circumstance a "Transferring Shareholder") (i) it must have received, prior to making or agreeing to make such Transfer, a bona fide written offer for
                                                     ---------
such Series A Shares from a Person not Affiliated with such Transferring Shareholder or (ii) it must have irrevocably decided to make a sale of such Series A Shares in one or more public securities markets on which such Series A Shares are traded (a "Market Sale") and, before making or agreeing to make such Transfer, shall give notice to each member of the Verizon Shareholder Group, in the case of a Vodafone Subject Transfer, or to each member of the Vodafone Shareholder Group, in the case of a Verizon Subject Transfer (such intended recipient or recipients of such notice are referred to as the "Offeree Shareholders", whether one or more) and to the Corporation of the number of Series A Shares proposed to be Transferred (the "Offered Shares"), of the proposed transferee thereof (or, in the case of a proposed Market Sale, that a Market Sale is intended) and of the price and all other material terms and conditions of the proposed Transfer (such notice shall include a copy of any bona fide written offer and is hereinafter referred to as the "Offer Notice");
---------
provided,  however,  that in the case of a Verizon Subject  Transfer,  the Offer
--------   -------
Notice shall also separately include a two percent (2%) premium on the purchase price to be paid by the Vodafone Shareholder Group in the event it exercises its rights of first refusal under this Section 6.4. The price specified in the Offer Notice with respect to a Market Sale shall be the average price at which the Series A Shares last traded during the preceding five trading days on the principal exchange or in the principal market on or in which such Market Sale is proposed to be effected (the "Market Price"). The Offer Notice shall constitute an irrevocable offer (the "Right of First Refusal Offer") subject to the provisions of this Article VI by the Transferring Shareholder to sell to the Offeree Shareholders (and their respective designates, if any) all (but not less than all) of the Offered Shares, upon the terms set forth in the Offer Notice or, at the option of the Offeree Shareholders (and such designates), pursuant to the all cash alternative purchase price established pursuant to Section 6.4(c) hereof.

         (b) The Offer Notice shall be considered to be delivered to each Offeree Shareholder and the Corporation when deemed delivered pursuant to
Article IX hereof. The date on which the Offer Notice is delivered to the Verizon Shareholder Group is referred to herein as the "Notice Date."

         (c) In the event that the bona fide written offer  transmitted with the
                                   ---------
Offer Notice provides for consideration to be paid by the proposed transferee other than wholly in cash, the Transferring Shareholder shall, in good faith, specify in the Offer Notice an all cash alternative purchase price of equivalent value (discounted to present value). In the event that the Offeree Shareholders and/or their respective designates representing a majority of the number of Series A Shares beneficially owned by all Offeree Shareholders shall determine by vote or consent on or before fifteen (15) days after the Notice Date that the all cash alternative purchase price proposed by the Transferring Shareholder is not acceptable, they shall so notify the Transferring Shareholder in writing on or before such fifteenth day, specifying in such notice their proposed all cash alternative purchase price of equivalent value (discounted to present value), stating in such notice the name, address and telecopier number of the Offeree Shareholder or Offeree Shareholder designate who shall be the notice party for the Offeree Shareholders and such designate(s) for purposes of communications relating to this Section 6.4(c) for the duration of the then-current Right of First Refusal Offer and designating in such notice an evaluator who is a member of an investment banking firm of national reputation in the United States or Mexico who they reasonably believe to be expert in such valuations. If for whatever reason no such notice is delivered to the Transferring Shareholder by the Offeree Shareholders and/or Offeree Shareholder designates on or before such fifteenth day, the all cash alternative purchase price specified in the Offer Notice by the Transferring Shareholder shall be the all cash alternative purchase price. If such notice is timely delivered to the Transferring Shareholder, the Transferring Shareholder shall on or before the fifth day after receipt of such notice designate in writing to the Offeree Shareholders as a second evaluator another investment banker meeting such description (unless the Transferring Shareholder agrees in writing within such five day period to the all cash alternative purchase price specified, or to abide by the decision of the evaluator specified, by the Offeree Shareholders and/or Offeree Shareholder designates). If the Transferring Shareholder does not designate such second evaluator in writing to the Offeree Shareholders (or does not agree in writing to the cash alternative purchase price specified, or to abide by the decision of the evaluator specified by the Offeree Shareholders and/or the Offeree Shareholder designates) on or before such fifth day, the Transferring Shareholder shall be deemed to have agreed to the all cash alternative purchase price specified by the Offeree Shareholders and/or such designates. If a second evaluator is timely designated by the Transferring Shareholder, the two evaluators shall each specify a fair all cash equivalent purchase price on or before the tenth day after the appointment of the second evaluator. If such two cash equivalent purchase prices vary by less than ten percent (10%) of the higher of such prices, the average of such two prices shall be the all cash equivalent purchase price. If such two prices vary by such percentage or more than such percentage, the two evaluators shall on or before the third day after such determination designate a third evaluator meeting the above description for evaluators. If the first two evaluators cannot agree in a timely manner on the choice of a third evaluator, they shall so notify the parties and any party may request the appropriate official of the International Chamber of Commerce to appoint an impartial third Person to act as the third evaluator. Once designated, the third evaluator shall specify a fair all cash equivalent purchase price on or before the tenth day after the designation of such third appraiser. The determination of two of the three evaluators shall be binding and shall be the all cash alternative; provided,
                                                                       --------
however,  that, if no two  evaluations  agree as to the fair all cash equivalent
-------
purchase price, the average of the two closest all cash equivalent purchase prices shall be the all cash equivalent purchase price. The expenses of the evaluators shall be shared one-half each by the Transferring Shareholder and the Offeree Shareholders who (directly or through their respective designates) voted that the all cash alternative purchase price proposed by the Transferring Shareholder was not acceptable.

         (d) The Offeree Shareholders and/or Offeree Shareholder designates may at their option accept the Right of First Refusal Offer on the terms of the Offer Notice or, if so determined by Offeree Shareholders and/or Offeree Shareholder designates representing a majority of the number of Series A Shares beneficially owned by all Offeree Shareholders wishing to acquire (or to have its designates acquire) Offered Shares, at the all cash alternative purchase price. The Right of First Refusal Offer may be accepted on such terms, but only in whole, by delivering written notice (the "Acceptance Notice") to the Transferring Shareholder on any date on or before the 30th day (or 10th day in the case of a Market Sale) following the later of the Notice Date or the date the all cash alternative purchase price is finally determined pursuant to Section 6.4(c). The number of Offered Shares to be acquired by each Offeree Shareholder or Offeree Shareholder designate shall be determined as agreed to in writing prior to the delivery of the Acceptance
Notice among the Offeree Shareholders and Offeree Shareholder designates electing to accept such Right of First Refusal Offer.

         (e) Acceptance of Offer;  Closing.  If the Offeree  Shareholders and/or
             -----------------------------
Offeree Shareholder designates accept the Right of First Refusal Offer in a timely manner, the Transfer of the Offered Shares shall close at the principal office of the Corporation on or before the 30th day (or second Business Day in the case of a Market Sale) after receipt of all necessary governmental or regulatory approvals (or if no such approvals are necessary, on or before the 30th day after the delivery of the Acceptance Notice); provided, however, that
                                                        --------   -------
no such Transfer of Series A Shares shall be required of the Transferring Shareholder if such Transfer would result in a transaction that would be substantially less favorable, from a financial point of view (including due to differences in tax results), to the Transferring Shareholder than the Transfer contemplated in the Offer Notice (it being understood and agreed that if the Transferring Shareholder declines to make such Transfer, any proposed Verizon Subject Transfer or Vodafone Subject Transfer, as applicable, by the Transferring Shareholder, including without limitation the Transfer contemplated in the Offer Notice, shall again be subject to the provisions of this Section 6.4). At such closing, the Transferring Shareholder shall, against payment, execute and deliver to the Offeree Shareholders and Offeree Shareholder designates participating in the transaction contemplated by the Offer Notice all documents required to effectuate the transfer of the Offered Shares free of any security interests, Liens or other encumbrances whatsoever (other than the preemptive rights provided in the Bylaws or by law).

         (f)  Transfer  to Third  Party;  Subsequent  Transfers.  If the Offeree
              -------------------------------------------------
Shareholders and/or Offeree Shareholder designates do not accept the Right of First Refusal Offer in a timely manner, the Transferring Shareholder shall, subject to the terms and conditions set forth in this Article VI, be permitted to Transfer all (but not less than all) of the Offered Shares if it still desires to do so. Such Transfer must (i) be made to the proposed transferee identified in the Offer Notice (except in the case of a Market Sale), and shall only be made in strict accordance with the price (which, in the case of a Market Sale, must be at least ninety percent (90%) of the Market Price specified in the Offer Notice) and other terms of the proposed Transfer described in the Offer Notice, and (ii) be consummated not later than the 90th day (or the 45th day in the case of a Market Sale) following the later of (A) the Notice Date and (B) the date on which the all cash alternative purchase price, if any, is determined. Except in the case of a Market Sale, the transferee in any such Transfer must agree in writing (by execution and delivery to the Company and the non-Transferring Shareholders of a written agreement in form and substance reasonably satisfactory to the Company and the non-Transferring Shareholders) to be bound by all of the provisions of this Agreement as a member of the Transferring Shareholder's Shareholder Group before such Transfer may occur or be committed to, and such transferee shall be deemed a Shareholder, a member of the Transferring Shareholder's Shareholder Group and a party hereto immediately upon such Transfer. The Transferring

Shareholder shall give the Offeree Shareholders at least ten days prior written notice of the date, time and place of such consummation, and the Offeree Shareholders may designate an individual, whom the Transferring Shareholder must permit to attend the closing of such Transfer, to confirm compliance with the terms hereof (including by examination of the documents implementing such Transfer). In the event the Transferring Shareholder fails, prior to the date provided for above, to consummate such proposed Transfer on the terms set forth herein, then such Transfer may not be made and, prior to any subsequent Transfer of all or any portion of the Transferring Shareholder's Series A Shares, the Transferring Shareholder again shall be required to give the other Shareholders and the Corporation notice thereof in accordance with this Section 6.4, and the restrictions on Transfer and the procedures regarding a Right of First Refusal Offer shall again be applicable with respect thereto.

                                  ARTICLE VII
                               REGISTRATION RIGHTS
                               -------------------

     7.1 Demand Registration.
         -------------------

         7.1.1  Demand  Registration.  At any time  and from  time to time on or
                --------------------
after the Effective Date, (a) BALAH, BAIL or BANZHI may request on behalf of any member of the Verizon Shareholder Group or any Affiliate of the Verizon Shareholder Group beneficially owning Registrable Securities that the Corporation on two separate occasions file a Registration Statement with the SEC and/or any other Governmental Entity for a bona-fide underwritten public offering and on one occasion a "shelf' registration for sale in a bona-tide public offering for a period not to exceed 180 days and (b) Vodafone may request on behalf of any member of the Vodafone Shareholder Group or any Affiliate of the Vodafone Shareholder Group beneficially owning Registrable Securities that the Corporation on two separate occasions file a Registration Statement with the SEC and/or any other Governmental Entity for a bona-fide underwritten public offering and on one occasion a "shelf' registration for sale in a bona-fide public offering for a period not to exceed 180 days; provided, however, that an
                                                     --------   -------
"occasion" shall be deemed to have occurred for purposes of this sentence only if such offering went effective and closed or failed to close after going effective because of the failure by the Registration Rightsholder that requested the subject registration to satisfy a closing condition that was in its sole control. In case the Corporation shall receive from either BALAH, BAII, BANZHI or Vodafone, at any time on or after the Effective Date, a written request that the Corporation file a Registration Statement with the SEC and/or any other Governmental Entity and effect any registration, qualification or compliance with applicable federal, state or other securities laws, with respect to all or a part of the Registrable Securities, the Corporation will:

                (i) promptly give written notice of the proposed registration, qualification or compliance to all Registration Rightsholders; and

                (ii) use its diligent good faith efforts to effect, as soon as practicable, all such registrations, qualifications and compliances (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under the applicable state or other securities laws and appropriate compliance with exceptive regulations issued under any law (including, without limitation, the Securities Act) and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as is specified in such request, together with all or such portion of the Registrable Securities of any other Registration Rightsholder or Registration Rightsholders joining in such request as is specified in a written request received by the Corporation within 30 days after such written notice by the Corporation is delivered.

         Subject to the foregoing, the Corporation shall prepare and file a Registration Statement with the SEC and/or any other Governmental Entity covering the Registrable Securities so requested to be registered as soon as practicable and, in any event, within 90 days after such request is received.

         7.1.2  Underwriting.  BALAH, BAII, BANZHI and Vodafone shall include in
                ------------
each of their respective requests for any underwritten public offering made pursuant to Section 7.1.1 the name of the managing underwriter or underwriters that the requesting parties propose to employ in connection with the public offering proposed to be made pursuant to the registration requested. The Corporation shall include in the written notice referred to in Section 7.1.1 the name or names of such underwriter or underwriters to be employed. If any sale proposed pursuant to Section 7.1.1 is to be effected pursuant to an underwritten public offering, the right of any Registration Rightsholder to registration pursuant to Section 7.1 shall be conditioned upon such Registration Rightsholder's participation in such underwriting and the inclusion of such Registration Rightsholder's Registrable Securities in the underwriting to the extent provided herein. The Corporation shall (together with all Registration Rightsholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form (which form must be reasonably acceptable to the Shareholders requesting such registration) with the underwriter or underwriters selected for such underwriting in the manner set forth above. Notwithstanding any other provisions of Section 7.1, if the managing underwriter advises the Corporation in writing that marketing factors require a limitation of the number of Registrable Securities to be "underwritten, then the Corporation shall so advise all beneficial owners of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated first among the Shareholders requesting such registration in proportion, as nearly as practical, to the respective amounts of Registrable Securities that were proposed to be sold by such Registration Rightsholders and second, to the extent that the limitation established by the managing underwriter is not exhausted by the Shareholders which requested the registration, among the Corporation and other Persons that are not members of such group of Shareholders which requested the registration in proportion, as nearly as practical, to the respective amounts of Registrable Securities that were proposed to be sold by such Persons. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration If any Registration Rightsholder disapproves of the terms of the underwriting, he may elect to withdraw therefrom by written notice to the Corporation and the managing underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration; provided, however, that, if by the withdrawal of
                              --------   -------
such Registrable Securities a greater number of Registrable Securities beneficially owned by other Registration Rightsholders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Corporation shall offer to all Registration Rightsholders who have included Registrable Securities in the registration the right to include additional Shares in the same proportion used in effecting the limitation referred to above in this Section 7.1. The Corporation shall undertake any reasonable measures within its control to cause the Registrable Securities sold in any underwritten public offering to be widely disseminated.

     7.2 Piggyback Registration.
         ----------------------

         7.2.1  Right to  Inclusion.  If at any time or from  time to time on or
                -------------------
after the Effective Date, the Corporation shall determine to register any of its equity securities (including securities that are convertible into equity securities) pursuant to a Registration Statement filed with the SEC and/or any other Governmental Entity in a bona-fide underwritten public offering, whether for its own account or the account of a security holder or security holders, then the Corporation will:

                (i) promptly deliver to each Registration Rightsholder written notice thereof (which shall include a list of the jurisdictions in which the Corporation intends to attempt to qualify the offer and sale of such securities under the applicable state or other securities laws); and

                (ii) include in such registration (and any related qualification under state or other securities laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in any written request or requests by any Registration Rightsholder or Registration Rightsholders received by the Corporation within 30 days after such written notice by the Corporation is delivered.

         7.2.2  Underwriting.  If the  applicable  sale of  securities  is to be
                ------------
effected pursuant to an underwritten public offering, the right of any Registration Rightsholder `to registration pursuant to Section 7.2 shall be conditioned upon such Registration Rightsholder's participation in the underwriting and the inclusion of such Registration Rightsholder's Registrable Securities in the underwriting to the extent provided herein. All Registration Rightsholders proposing to distribute their securities through such underwriting (together with the Corporation and other beneficial owners distributing their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

         Notwithstanding any other provisions of Section 7.2, if the managing underwriter advises the Corporation in writing that marketing factors require a limitation of the number of shares to be underwritten, the Registrable Securities and the other securities to be included in any registration and underwriting may be limited. In such event, the Corporation shall so advise all Registration Rightsholders and all beneficial owners of such other securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities and such other outstanding securities (if any) that may be included in the registration and underwriting shall be allocated among all Registration Rightsholders and other beneficial owners thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and such other securities that were proposed to be sold by such Registration Rightsholders and other beneficial owners. In the event of any conflict between the terms of Section 7.1.2 and the terms of this Section 7.2.2, the terms of Section 7.1.2 shall prevail.

         No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration. If any Registration Rightsholder disapproves of the terms of the underwriting, he may elect to withdraw therefrom by written notice to the
Corporation and the managing underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration; provided, however, that, if
                                                     --------  -------
by the withdrawal of such Registrable Securities a greater number of Registrable Securities beneficially owned by other Registration Rightsholders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Corporation shall offer to all Registration Rightsholders who have included Registrable Securities in the registration the right to include additional shares in the same proportion used in effecting the limitation referred to above in this Section 7.2. The Corporation shall undertake any reasonable measures within its control to cause the Registrable Securities sold in any underwritten public offering to be widely disseminated.

     7.3 Expenses of  Registration.  To the fullest extent permitted by law, all
         -------------------------
expenses incurred by the Registration Rightsholders in connection with any registration, qualification or compliance pursuant to this Article VII other than fees and disbursements of counsel to the Registration Rightsholders, including, without limitation, all registration, filing and qualification fees, printing expenses, escrow fees, underwriters' expenses (but not underwriters' fees or discounts, which shall be borne by the Registration Rightsholder), fees and disbursements of counsel for the Corporation and fees and expenses of accountants incidental to or required by such registration, shall be borne by the Corporation.

     7.4   Registration   Procedures.   In  the   case  of  such   registration,
           -------------------------
qualification or compliance effected by the Corporation pursuant to this Article VII, the Corporation will keep each Registration Rightsholder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Corporation will:

         (a) Keep such registration, qualification or compliance pursuant to Sections 7.1 or 7.2 effective until the Registration Rightsholder or Registration Rightsholders have completed the distribution described in the Registration Statement relating thereto or for a period of at least 180 days for any underwritten public offering, whichever occurs first; and

         (b) Furnish such number of Prospectuses and other documents incident thereto as any Registration Rightsholder from time to time may reasonably request.

     7.5  Related  Registration  Matters.  The  Corporation  shall enter into an
          ------------------------------
underwriting agreement in connection with any registration of an underwritten public offering subject to the provisions of Sections 7.1 and 7.2, which agreement shall contain such terms, provisions and agreements as are customary and appropriate for such registration. In connection with the registration, to the extent not provided in the underwriting agreement related to such registration, the Corporation also shall:

         (a) List the Registrable Securities included in such registration on any national securities exchange on which the Registrable Securities are approved for listing;

         (b) Engage a bank or other company to act as transfer agent and registrar for the Registrable Securities;

         (c) Cause customary opinions of counsel, comfort letters of accountants and other appropriate documents to be delivered by representatives of the Corporation; and

         (d) As soon as practicable after the effective date of the Registration Statement, and, in any event, within 45 days after the end of the 12-month period beginning with the first day of the Corporation's first fiscal quarter commencing after the effective date of the Registration Statement, make "generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earnings statement complying with Section 11(a) of the Securities Act and covering the 12-month period set forth above.

     7.6 Indemnification  and Contribution.  In connection with any registration
         ---------------------------------
of Registrable Securities pursuant to this Article VII, the Corporation and each Registration Rightsholder (and the underwriters, if any) will enter into an agreement (which shall be the underwriting agreement in the case of an underwritten offering) containing mutual indemnification and contribution rights and procedures in form and substance satisfactory to the beneficial owner or owners of at least a majority of the Registrable Securities to be included in the registration; provided, however, that in any event the liability of each
                    --------   -------
seller of Registrable Securities pursuant to such indemnification and contribution provisions shall be limited to the net proceeds (after all expenses are paid by such seller) from the disposition of the Registrable Securities disposed of by such seller pursuant to such registration.

     7.7   Information  by   Registration   Rightsholders.   Each   Registration
           ----------------------------------------------
Rightsholder requesting to be included in any registration shall furnish to the Corporation such information regarding such Registration Rightsholder and the distribution proposed by such Registration Rightsholder as the Corporation may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article VII.

     7.8 Transfer of Registration Rights. The rights to cause the Corporation to
         -------------------------------
register Registrable Securities under Sections 7.1 and 7.2 may be assigned by any Registration Rightsholder of Registrable Securities to an Affiliate of such Registration Rightsholder to whom Registrable Securities are transferred pursuant to Section 6.2 hereof; provided that the Corporation shall be given
                                 --------
written notice by such Registration Rightsholder of Registrable Securities at the time of or within 60 days after said Transfer, setting forth the name and address of said transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being assigned.

     7.9  Restrictions  on Public Sale by the  Corporation;  Future Rights.  The
          ----------------------------------------------------------------
Corporation agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the 21 days prior to, and during the 90 days following, the effective date of any Registration Statement in which the Registration Rightsholders are participating (except pursuant to such Registration Statement). The Registration Rightsholders agree not to exercise their rights under Section 7.1 for 90 days after the effective date of any Registration Statement filed by the Corporation pursuant to which the Corporation is selling shares of its capital stock for its own account and the gross proceeds to the Corporation exceed, or are expected to exceed, U.S.$30,000,000.

     The Corporation represents and warrants that it has not on or prior to the date of this Agreement granted any registration rights to any Person (other than the registration rights granted pursuant to this Article VII) and, after the date of this Agreement, the Corporation will not grant to any Person any registration rights with respect to securities of the Corporation other than registration rights that (a) are subordinate to and of a lesser priority than the registration rights granted herein, (b) are approved in writing by the Verizon Series A Designated Director and the Vodafone Series A Director, if any, and (c) are not inconsistent with this Agreement.

                                  ARTICLE VIII
                    REPRESENTATIONS AND WARRANTIES; COVENANTS
                    -----------------------------------------

     8.1 The Verizon  Shareholder Group. Each member of the Verizon  Shareholder
         ------------------------------
Group represents and warrants that (a) it is duly organized, validly existing and in good standing in the jurisdiction of its incorporation and it has full power and authority to enter into this Agreement and to perform its obligations hereunder, (b) the execution of this Agreement by it has been duly authorized by all necessary action, (c) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency and the availability of equitable remedies and (d) the execution of this Agreement and performance of its obligations hereunder will not conflict with, or result in a breach of or default under, any agreement or instrument to which it is a party or by which it is bound, or any order, decree or judgment of any Governmental Entity.

     8.2  Vodafone.  Vodafone  represents  and  warrants  that  (a)  it is  duly
          --------
constituted, validly existing, and in good standing under the laws of the Netherlands, it is an indirect wholly-owned subsidiary of Vodafone Group Plc, and it has full power and authority to enter into this Agreement and to perform its obligations hereunder, (b) the execution of this Agreement by it has been duly authorized by all necessary action, (c) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof; except as may be limited by bankruptcy, insolvency and the availability of equitable remedies and (d) the execution of this Agreement and performance of its obligations hereunder will not conflict with, or result in a breach of or default under, any agreement or instrument to which it is a party or by which it is bound, or any order, decree or judgment of any Governmental Entity.

     8.3 Covenant.  In the event that Article 144 of the LGSM is repealed, or is
         --------
amended in such a manner that the Vodafone Shareholder Group's right to elect the Vodafone Series A Director is adversely affected (for purposes of this Section, a "Change in Law"), the Verizon Shareholder Group shall continue to honor such right in the Vodafone Shareholder Group as if such Change of Law had not occurred and, if necessary, the Verizon Shareholder Group and the Vodafone Shareholder Group shall to the fullest extent permitted by applicable law cause the Bylaws to be amended so as to preserve that right on the same terms on which it existed prior to such Change in Law.

                                   ARTICLE IX
                                     NOTICES
                                     -------

     All notices, requests, demands, and other communications (herein collectively called a "Notice") under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier or mailed by certified mail, postage prepaid and return receipt requested, or by telegram or telecopier, as follows:

     To the Corporation:             GRUPO IUSACELL, S.A. DE C.V.
                                     Prol. Paseo de la Reforma 1236 (Penthouse)
                                     Col. Santa Fe, Deleg. Cuajimalpa
                                     Mexico, D.F. 05348
                                     Attn.:  Director General and
                                     Attn.:  General Counsel
                                     Telecopy No.:  52-5-109-5910

     With a copy (which shall not itself constitute notice) to:

                                     De Ovando y Martinez del Campo
                                     Bosque de Alisos 47-B, Despacho 101
                                     Colonia Bosques de las Lomas
                                     Mexico, D.F. 05120
                                     Attn:  Javier Martinez del Campo
                                     Telecopy No.:  52-5-259 5259

     With a copy (which shall not itself constitute notice) to:

                                     BELL ATLANTIC LATIN AMERICA HOLDINGS, INC.
                                     BELL ATLANTIC INTERNATIONAL, INC.
                                     BELL ATLANTIC NEW ZEALAND HOLDINGS, INC.
                                     5221 North O'Connor Boulevard
                                     Mail Stop HQL06C03
                                     Irving, TX 75039
                                     Attn:  Fares F. Salloum
                                     Telecopy No. 1-972-791-2916

     With a copy (which shall not itself constitute notice) to:

                                     Ruben Perlmutter, Esq.
                                     5221 North O'Connor Boulevard, Sixth Floor
                                     Mail Stop HQL06B06
                                     Irving, TX 75039
                                     Telecopy No. 1-972-791-2913

     With a copy (which shall not itself constitute notice) to:

                                     VODAFONE AMERICAS B.V.
                                     Max Euwelaan 61
                                     3062 MA Rotterdam
                                     The Netherlands
                                     Attn:  Erik de Rijk and Jan de Geus
                                     Telecopy No. 31-10-498 7722

     With a copy to:                 Pillsbury Winthrop LLP
                                     50 Fremont Street
                                     San Francisco, CA 94105-2228
                                     Attn:  Rick Maggio, Esq.
                                     Telecopy No. 1-415-983-1200

     To the Verizon                  BELL ATLANTIC LATIN AMERICA HOLDINGS, INC.
     Shareholder Group:              BELL ATLANTIC INTERNATIONAL, INC.
                                     BELL ATLANTIC NEW ZEALAND HOLDINGS, INC.
                                     5221 North O'Connor Boulevard
                                     Mail Stop HQL06C03
                                     Irving, TX 75039
                                     Attn:  Fares F. Salloum
                                     Telecopy No. 1-972-791-2916

     With a copy (which shall not itself constitute notice) to:

                                     Ruben Perlmutter, Esq.
                                     5221 North O'Connor Boulevard, Sixth Floor
                                     Mail Stop HQL06B06
                                     Irving, TX 75039
                                     Telecopy No. 1-972-791-2913

     To Vodafone:                    VODAFONE AMERICAS B.V.
                                     Max Euwelaan 61
                                     3062 MA Rotterdam
                                     The Netherlands
                                     Attn:  Erik de Rijk and Jan de Geus
                                     Telecopy No. 31-10-498 7722

     With a copy (which shall not itself constitute notice) to:

                                     Legal Department
                                     Vodafone Americas Asia Inc.
                                     2999 Oak Road
                                     10th Floor
                                     Walnut Creek, CA 94596
                                     Telecopy No. 1-925-210-3599

     With a copy (which shall not itself constitute notice) to:

                                     Pillsbury Winthrop LLP
                                     50 Fremont Street
                                     San Francisco, CA 94105-2228
                                     Attn:  Rick Maggio, Esq.
                                     Telecopy No. 1-415-983-1200

     Notice given by personal delivery, mail or overnight courier shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received before 5:00 p.m., local time, or at 8:00 a.m., local time, on the beginning of the next Business Day after receipt if not received before 5:00 p.m. All Notices by telegram or telecopier shall be confirmed promptly after transmission in writing by certified mail, overnight courier or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address. The above-named counsel for the parties should be provided with a copy of all Notices given to their respective clients, but the failure to provide such a copy to counsel does not affect the validity of any Notice given.

     Any notice required or desired to be given under this Agreement shall be in the English language, unless the parties hereto in any specific case otherwise agree.

                                   ARTICLE X
                               GENERAL PROVISIONS
                               ------------------

     10.1  Compliance  with Laws  Generally.  The  signatories to this Agreement
           --------------------------------
acknowledge that the Verizon Shareholder Group is subject to the laws of the United States and agree to use their reasonable efforts not to cause the Verizon Shareholder Group to fail to be in compliance with the provisions of any national, federal, state, provincial and local laws, rules, ordinances and regulations of the United States, including without limitation, all provisions of the U.S. Foreign Corrupt Practices Act, the U.S. Trading With the Enemy Act, the U.S. Cuban Democracy Act, the U.S. Cuban Assets Control Regulations, the Cuban Liberty and Democratic Solidarity (Libertad) Act of 1996, the Securities Act and the Exchange Act (all as amended from time to time), and all U.S. Export Control regulations and licenses issued thereunder covering, for example, the export or re-export of technical data. In addition, each party agrees to comply with the provisions of all applicable national, federal, state, provincial and local laws, rules, ordinances and regulations of Mexico, the United States and any other country in which activities are being carried out under this Agreement or by the Corporation or any Subsidiary, including without limitation, all provisions of the Mexican Ley Federal de Competencia

Economica, the Mexican Ley del Mercado de Valores, the U.S. Foreign Corrupt Practices Act, the U.S. Trading With the Enemy Act, the U.S. Cuban Democracy Act, the U.S. Cuban Assets Control Regulations, Cuban Liberty and Democratic Solidarity (Libertad) Act of 1996, the Securities Act and the Exchange Act (all as amended from time to time), and all U.S. Export Control regulations and licenses issued thereunder covering, for example, the export or re-export of technical data. Each party agrees to advise all of its and its Affiliates' employees and representatives engaged in implementing this Agreement of the terms of such laws, rules, ordinances' and regulations, and to take appropriate steps to ensure that it and its Affiliates, and their respective employees and representatives, comply with such laws, rules, ordinances and regulations with respect to the subject matter of this Agreement and the activities of the Corporation or any Subsidiary.

     10.2 Telecommunications Act of 1996.
          ------------------------------

         (a) Each member of the Vodafone Shareholder Group and the Corporation acknowledges that the Verizon Shareholder Group and their parent Verizon are subject to the terms of the Telecom Act, and that the activities of the Corporation, the Subsidiaries, entities in which the Corporation or any Subsidiary has an equity interest, and entities over which the Corporation or any Subsidiary has, directly or indirectly, the power or ability to influence or control the management thereof, may be attributed to the Verizon Shareholder. Group and Verizon under the Telecom Act. Accordingly, the parties shall cause the Corporation and each Subsidiary to act in conformity and compliance with the Telecom Act, and to not undertake any activities, or own any assets, that would be prohibited to any member of the Verizon Shareholder Group under the Telecom Act.

         (b) The Verizon Shareholder Group shall provide to the Corporation and the Subsidiaries advice and direction with respect to compliance with the Telecom Act. Such advice and direction shall include written guidelines ("Guidelines"), to be provided by the Verizon Shareholder Group from time to time, setting forth a description of those assets in which the Corporation should not acquire a direct or indirect interest, and those activities in which the Corporation should not directly or indirectly engage, without fast receiving "Guidance." "Guidance" shall mean (i) a written memorandum, opinion or similar writing, prepared by counsel to the Verizon Shareholder Group, stating that the Corporation may acquire the asset, or engage in the activity, in question; or
(ii) the affirmative vote by the "Telecom Act Board Member," in his capacity as a Director, approving the acquisition of the asset, or the undertaking of the activity, in question, unless he is given inaccurate information with respect to such acquisition or undertaking in connection with such affirmative vote. The "Telecom Act Board Member" shall mean a Series A Director who is designated from time to time by the holders of the majority of Series A Shares as the "Telecom Act Board Member"; provided, however, that such Person shall be the Verizon
                     --------   -------
Series A Designated Director until such time as the holders of the majority of Series A Shares designate otherwise and so notify in writing the Corporation and the Vodafone Shareholder Group.

         (c) In the event that any member of the Verizon Shareholder Group or Verizon determines that the Corporation or any Subsidiary is directly or indirectly engaging in any activity or owns any asset which could cause any member of the Verizon Shareholder Group or Verizon to not be in compliance with the Telecom Act, or which could cause a Governmental

Entity to so allege, members of the Verizon Shareholder Group may require that the Corporation's shareholders and Board of Directors cause the Corporation or the relevant Subsidiary to rescind or otherwise cancel the transaction which constitutes a violation of the Telecom Act or take such other action as may be required to assure compliance. Alternatively, if in the Verizon Shareholder Group member's sole discretion, such cancellation or rescission will not adequately cure the potential or alleged Telecom Act violation, the Verizon Shareholder Group member may require the Corporation or relevant Subsidiary to immediately divest itself of the Corporation's or Subsidiary's ownership interest in the assets which gave rise to the potential or actual Telecom Act violation. If the Corporation or any Subsidiary; or any Person in which the Corporation or any Subsidiary owns an equity interest or has the power to control, shall acquire an asset or engage in an activity in reliance upon the Guidelines or Guidance, and such Guidelines or Guidance were in error, the Verizon Shareholder Group shall reimburse the Corporation for any direct damages caused by such a rescission, cancellation or divestiture described in the preceding two sentences, including any indemnity payments the Corporation must make to any member of the Vodafone Shareholder Group. If two or more actions that would effect a cure of an actual or potential Telecom Act violation equally meet the Verizon Shareholder Group's needs for speed and completeness in cure, the action which is in the best economic interest of the Corporation shall be taken.

     If in the written opinion of the General Counsel to Verizon none of the actions set forth in the preceding paragraph would remedy the alleged Telecom Act violation or satisfy the relevant Governmental Entities, the Verizon Shareholder Group may Transfer the Shares without compliance with any of the provisions of Article VI. In the event of such a proposed Transfer, BALAH, BAII and BANZHI shall have the rights set forth in Section 7.1 without regard to whether it shall have already exhausted the number of demand registrations provided for therein.

     10.3 Dispute  Resolution.  Except as provided in the last  sentence of this
          -------------------
Section 10.3, any controversy or claim arising out of or relating to this Agreement or any document or instrument delivered in connection herewith, or any breach hereof or thereof, that is not resolved within thirty (30) days after any Shareholder gives notice to the other Shareholders involved in the dispute shall be resolved in final and binding arbitration as set forth in this Section 10.3. The arbitration shall be held in the city and state of New York and, except to the extent inconsistent with this Agreement, shall be conducted in accordance with the International Rules of the American Arbitration Association ("AAA"). The arbitration shall be conducted in the English language, although documentary evidence and/or testimony may be submitted in either English or Spanish. The arbitration proceedings, all documents and all testimony, written or oral, produced in connection therewith, and the arbitration award shall be confidential. The arbitration panel shall consist of three arbitrators. The party or parties initiating the arbitration (whether one or more, the "Claimant") shall appoint its or their arbitrator in its or their demand (the "Demand"). The other party or parties (whether one or more, the "Respondent') shall appoint its or their arbitrator within thirty (30) days after receipt of the Demand and shall notify the Claimant of such appointment in writing. If the Respondent fails to appoint an arbitrator within such thirty (30) day period, the arbitrator named in the Demand shall decide the controversy or claim as a sole arbitrator. Otherwise, the two arbitrators appointed by the parties shall appoint a third arbitrator with experience in international commercial disputes within forty-five (45) days after the Respondent has notified the Claimant of the appointment of the Respondent's arbitrator. When the arbitrators appointed by the Claimant and the Respondent have appointed a third arbitrator and the third arbitrator has accepted such appointment, the two arbitrators shall promptly notify the parties and the AAA of the appointment of the third arbitrator. If the two arbitrators appointed by the parties fail or are unable to appoint a third arbitrator within the time period provided above, they shall so notify the parties, and any party may request the appropriate official of the AAA to appoint an impartial third arbitrator with experience in international commercial disputes. That official shall appoint the third arbitrator within thirty (30) days after such request and shall notify the parties of the appointment. The third arbitrator shall act as chairman of the panel. In addition to the authority conferred on the arbitrators by the Rules of the AAA, which the parties agree governs, the arbitrators shall have the authority to order such discovery and to make such orders for interim relief, including temporary and preliminary injunctive relief, as they may deem just and equitable. The arbitral award may grant any relief deemed by the arbitrators to be just and equitable, including without limitation, injunctive relief and/or specific performance, together with damages. The arbitral award shall state the reasons for the award and relief granted, shall be final and binding upon the parties to the arbitration, and may include an award of costs, including reasonable attorney's fees and disbursements. Any award rendered by the arbitration panel may be confirmed, judgment upon any award rendered may be entered, and such award or the judgment thereon may be enforced in any court of any state or country having jurisdiction over the parties and/or their assets. Each Shareholder hereby irrevocably consents to the personal jurisdiction over it, for purposes of enforcement of any such award and for any claim brought pursuant to the last sentence of this
Section 10.3, of each and every Federal court, and each state court of appropriate subject matter jurisdiction, located in the State of New York. Any claim by Verizon for liquidated damages as provided for in Section 10.6(b) hereof, or for specific performance or injunctive relief to enforce the provisions of clause (y) of Section 10.6(b) hereof, may be brought by Verizon directly in any court having jurisdiction, and in the event Verizon brings any such claim directly in court, Vodafone shall have the right to plead in such action any mandatory counterclaim which would be barred if not pleaded in such action.

     10.4  Legend.  In addition to any other  legend that may be required  under
           ------
applicable law or by Contract, each certificate representing any of the Series A Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

         "NO SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT PURSUANT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT DATED AS OF MARCH [__], 2001 AMONG GRUPO IUSACELL, S.A. de C.V. AND CERTAIN OF ITS SHAREHOLDERS. GRUPO IUSACELL, S.A. de C.V. SHALL NOT BE REQUIRED TO RECORD ANY SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE UNLESS MADE AS AFORESAID. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF GRUPO IUSACELL, S.A. de C.V."

     10.5  Severability.  If any term or provision of this Agreement is invalid,
           ------------
illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect and such invalid, illegal or unenforceable term or provision shall be reformed automatically so as to comply with the applicable law or public policy and to effect the original intent of the parties as closely as possible:

     10.6 Specific Performance and Other Remedies.
          ---------------------------------------

         (a) The obligations of the parties hereto under this Agreement are unique. If any party should default in its obligations under this Agreement, the defaulting party acknowledges that it would be extremely impracticable to measure the resulting damages. Accordingly, in addition to any other available rights or remedies, the nondefaulting party or parties may make a claim in equity for specific performance and each defaulting party expressly waives the defense that a remedy in damages will be adequate.

         (b) The parties acknowledge and agree that the Covered Obligations constitute a fundamental basis for this entire Agreement and inducement for the Verizon Shareholder Group to enter into this Agreement; that Verizon would be substantially injured by any breach of the Covered Obligations; and that it would be extremely difficult and impracticable to determine the amount of the damages suffered by Verizon as a result of any such breach, but that such breach could result in Verizon having less control of the Corporation than it otherwise would have, and that accordingly a fair measure of such damages would be one-half of the control premium attributable to possession of full control of the Corporation. The parties agree for purposes hereof that a fair measure of such full control premium would be thirty percent (30%) of the trading value of that number of Series V Shares equal to the total number of Shares owned by the Verizon Shareholder Group, or approximately U.S.$200,000,000 as of the date of this Agreement. Accordingly, the Vodafone Shareholder Group agrees that if the Vodafone Shareholder Group, or any member thereof, shall breach any of the Covered Obligations and Vodafone shall fail to (i) within five (5) days after written notice of such breach from Verizon to Vodafone, provide Verizon with a written undertaking to cure such breach as promptly as possible, or (ii) after having provided such an undertaking, cure such breach within ten (10) days after such notice from Verizon to Vodafone, or if cure of such breach requires the convening of a shareholders meeting of the Corporation, then at the next shareholders meeting of the Corporation:

         (x) Vodafone shall be liable to Verizon for liquidated damages in the amount of One Hundred Million Dollars (U.S.$100,000,000) (the "Liquidated Damages"); and

         (y) Verizon shall have the right (the "Option"), exercisable by notice (the "Option Notice") from Verizon to Vodafone given at any time after any failure of Vodafone to take an action required by clause (i) or (ii) above and while such breach remains uncured, to purchase from Vodafone or any transferee member of the Vodafone Shareholder Group, that number of Series A Shares (the "Option Shares") which would result in the Vodafone Shareholder Group, after giving effect to such purchase, owning nine and nine-tenths percent (9.9%) of the Corporation's total corporate capital in the form of Series A Shares. The per share purchase price for any such purchase shall be equal to one percent (1%) of the average closing price for the Corporation's Series V ADRs on the New York Stock Exchange (or if not then traded on the New York Stock Exchange, then on the principal exchange or principal market on which the Series V ADRs are then traded) during the five trading days preceding the date of the Option Notice, or if the Series V ADRs are not then traded on any exchange or market, then ten percent (10%) of the average closing price for the Series V Shares on the principal exchange or principal market on which the Series V Shares were traded during the five trading days preceding the date of the Option Notice, or if the Series V Shares were not then traded on any exchange or market, then ten percent (10%) of the quotient of (i) the Corporation's net asset value, as determined on the basis of its most recent quarterly financial statements, divided by (ii) the total number of shares of capital stock of the Corporation outstanding on the date of the Option Notice. The aggregate purchase price so determined for the Option Shares (the "Option Purchase Price") shall be paid in cash by wire transfer of immediately available U.S. funds. The closing of the purchase and sale of the Option Shares shall take place at the Corporation's principal office on the fifth Business Day following the date of the Option Notice, or if Verizon determines that any regulatory approvals are required for such purchase and sale, then on the fifth Business Day following the receipt of all such regulatory approvals. Vodafone agrees to cooperate and use its best efforts to obtain any such regulatory approvals. Vodafone hereby grants to Verizon an irrevocable proxy to vote all of its Series A Shares, which proxy shall become effective on the date of any Option Notice, and which proxy shall automatically expire upon the closing of the purchase and sale of the Option Shares pursuant to Verizon's exercise of the Option. Vodafone agrees to take any other action requested by Verizon to perfect such proxy. If at the time of the Option Notice the Vodafone Shareholder Group includes Persons other than Vodafone, Verizon shall have the right to purchase the Option Shares from any one or more members of the Vodafone Shareholder Group in such respective amounts as shall be determined by Verizon. The Option shall not be exercisable if Vodafone shall have paid the Liquidated Damages to Verizon and waived all rights to contest or appeal such payment. If such payment shall not have been made at the time of the closing of the purchase of the Option Shares pursuant to the Option, Vodafone shall have the right, exercisable not later than the sixtieth (60th) day following such closing, to repurchase the Option Shares from Verizon for an amount equal to the sum of (A) the Option Purchase Price plus (B) One Hundred Million Dollars (U.S.$100,000,000), which payment shall be made in cash by wire transfer of immediately available U.S. funds.

     10.7 Rights of Parties.  No Person not a party  hereto will have any rights
          -----------------
hereunder, except that any provision hereof which is expressly stated to be for the benefit of, or in which an obligation is expressly undertaken to, an Affiliate of a party, a transferee of a party or a Registration Rightsholder is intended to be enforceable by them.

     10.8 Assignment.  The provisions of this Agreement will be binding upon and
          ----------
inure to the benefit of the parties hereto and their respective successors and assigns; provided that the terms of this Section 10.8 shall not limit or modify
          --------
the terms of Section 6.2.

     10.9 Headings. The subject headings of the Articles,  Sections,  paragraphs
          --------
and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

     10.10  Modification  and  Waiver.  This  Agreement  constitutes  the entire
            -------------------------
agreement among the parties pertaining to the subject matter contained herein and supersedes all prior agreements, representations and understandings of the parties, whether written or oral. No supplement to, or modification or amendment of, this Agreement shall be binding unless it is in writing and executed by all of the parties hereto. No waiver shall be binding unless executed in writing by the party against whom the waiver is to be effective. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Except as expressly provided in this Agreement, no failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     10.11 Remedies Cumulative. The remedies provided in this Agreement shall be
           -------------------
cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

     10.12 Further  Assurances.  The signatories  hereto shall promptly take the
           -------------------
necessary actions, execute such further or other documents and exercise all voting rights conferred upon them by any stock of the Corporation, whether currently beneficially owned by them or acquired subsequent to the execution of this Agreement, in such manner as to ensure that the provisions, intent and spirit of this Agreement shall be complied with and carried into full effect.

     10.13  Governing Law. This Agreement  shall be governed by and construed in
            -------------
accordance with the internal laws of the State of New York.

     10.14  Counterparts.  This  Agreement  may  be  executed  in  two  or  more
            ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year fast written above.

                                         GRUPO IUSACELL, S.A. DE C.V.
Witness:



_________________________                By   /s/  Ruben G. Perlmutter
                                              ----------------------------------
                                              Name:  Ruben G. Perlmutter
                                              Title:   Legal Representative


                                         BELL ATLANTIC LATIN AMERICA
Witness:                                 HOLDINGS, INC.



_________________________                By     /s/ Janet M. Garrity
                                              ----------------------------------
                                              Name:   Janet M. Garrity
                                              Title:  President


                                         BELL ATLANTIC NEW ZEALAND
Witness:                                 HOLDINGS, INC.



_________________________                By /s/ Alfred C. Giammarino
                                            ------------------------------------
                                            Name:   Alfred C. Giammarino
                                            Title:  President

                                         BELL ATLANTIC INTERNATIONAL, INC.
Witness:



_________________________                By   /s/ Stephen B. Heimann
                                              ----------------------------------
                                              Name:   Stephen B. Heimann
                                              Title:  Vice President


                                         VODAFONE AMERICAS B.V.
Witness:



_________________________                By /s/ William L. Keever
                                            ------------------------------------
                                            Name:   William L. Keever
                                            Title:    under power of attorney